                                  EXHIBIT 4.2

              MAIL-WELL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN



                Amended and Restated, Effective January 1, 1995

                               TABLE OF CONTENTS

                                                                        Page Number

ARTICLE 1.  DEFINITIONS........................................................   1

ARTICLE 2.  ADMINISTRATION.....................................................  11
      2.1   ASSIGNMENT AND DESIGNATION OF ADMINISTRATIVE AUTHORITY.............  11
      2.2   ALLOCATION AND DELEGATION OF RESPONSIBILITIES......................  12
      2.3   POWERS AND DUTIES OF THE ADMINISTRATOR.............................  12
      2.4   RECORDS AND REPORTS................................................  13
      2.5   AUDIT..............................................................  13
      2.6   APPOINTMENT OF ADVISORS............................................  14
      2.7   INFORMATION FROM EMPLOYER..........................................  14
      2.8   PAYMENT OF EXPENSES................................................  14
      2.9   ACTIONS BY ADMINISTRATOR...........................................  15
      2.10  CLAIMS PROCEDURE...................................................  15
      2.11  CLAIMS REVIEW PROCEDURE............................................  15

ARTICLE 3.  ELIGIBILITY........................................................  16
      3.1   CONDITIONS OF ELIGIBILITY..........................................  16
      3.2   EFFECT OF PARTICIPATION UPON THE ACCEPTANCE OF ANY BENEFITS UNDER
            THIS PLAN..........................................................  16
      3.3   DETERMINATION OF ELIGIBILITY.......................................  16
      3.4   TERMINATION OF ELIGIBILITY.........................................  16
      3.5   OMISSION OF ELIGIBLE EMPLOYEE......................................  16
      3.6   INCLUSION OF INELIGIBLE EMPLOYEE...................................  17

ARTICLE 4.  CONTRIBUTION AND ALLOCATION........................................  17
      4.1   EMPLOYER'S CONTRIBUTION............................................  17
      4.2   TIME OF PAYMENT OF EMPLOYER'S CONTRIBUTION.........................  17
      4.3   ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS...............  17
      4.4   MAXIMUM ANNUAL ADDITIONS...........................................  21
      4.5   ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS..........................  25
      4.6   DIRECTED INVESTMENT ACCOUNT........................................  26
      4.7   SUSPENSE ACCOUNT...................................................  27

ARTICLE 5. FUNDING AND INVESTMENT POLICY.......................................  27
      5.1   INVESTMENT POLICY..................................................  27
      5.2   APPLICATION OF CASH................................................  28
      5.3   TRANSACTIONS INVOLVING COMPANY STOCK...............................  28
      5.4   LOANS TO THE TRUST.................................................  29

ARTICLE 6. VALUATIONS..........................................................  30
      6.1   VALUATION OF THE TRUST FUND........................................  30
      6.2   METHOD OF VALUATION................................................  30

ARTICLE 7.  DETERMINATION AND DISTRIBUTION OF BENEFITS.........................  31
      7.1   BENEFITS UPON RETIREMENT...........................................  31
      7.2   BENEFITS UPON EARLY RETIREMENT.....................................  31
      7.3   BENEFITS UPON DEATH................................................  31
      7.4   BENEFITS UPON DISABILITY...........................................  32
      7.5   BENEFITS UPON TERMINATION..........................................  32
      7.6   DISTRIBUTION OF BENEFITS...........................................  34

      7.7   HOW PLAN BENEFITS WILL BE DISTRIBUTED..............................  37
      7.8   DISTRIBUTION FOR MINOR BENEFICIARY.................................  39
      7.9   LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN.....................  40
      7.10  RIGHT OF FIRST REFUSAL.............................................  40
      7.11  STOCK CERTIFICATE LEGEND...........................................  41
      7.12  PUT OPTION.........................................................  41
      7.13  NONTERMINABLE PROTECTIONS AND RIGHTS...............................  43
      7.14  LIMITATIONS ON BENEFITS AND DISTRIBUTIONS..........................  43
      7.15  PAYMENT OF DISTRIBUTION DIRECTLY TO ELIGIBLE RETIREMENT PLAN.......  43

ARTICLE 8.  TRUSTEE............................................................  44
      8.1   BASIC RESPONSIBILITIES OF THE TRUSTEE..............................  44
      8.2   VOTING COMPANY STOCK...............................................  45

ARTICLE 9.  AMENDMENT, TERMINATIONS, AND MERGERS...............................  46
      9.1   AMENDMENT..........................................................  46
      9.2   TERMINATION........................................................  47
      9.3   MERGER OR CONSOLIDATION............................................  47

ARTICLE 10. MISCELLANEOUS......................................................  48
      10.1  PARTICIPANT'S RIGHTS...............................................  48
      10.2  ALIENATION.........................................................  48
      10.3  CONSTRUCTION OF PLAN...............................................  48
      10.4  GENDER AND NUMBER..................................................  48
      10.5  LEGAL ACTION.......................................................  49
      10.6  PROHIBITION AGAINST DIVERSION OF FUNDS.............................  49
      10.7  BONDING............................................................  49
      10.8  RECEIPT AND RELEASE FOR PAYMENTS...................................  49
      10.9  ACTION BY THE EMPLOYER.............................................  50
      10.10 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY.................  50
      10.11 HEADINGS...........................................................  50
      10.12 APPROVAL BY INTERNAL REVENUE SERVICE...............................  50
      10.13 UNIFORMITY.........................................................  51
      10.14 SECURITIES AND EXCHANGE COMMISSION APPROVAL........................  51
      10.15 INDEMNIFICATION....................................................  51
      10.16 CONTROLLING LAW....................................................  51

ARTICLE 11. PARTICIPATING EMPLOYERS............................................  51
      11.1  ADOPTION BY OTHER EMPLOYERS........................................  51
      11.2  REQUIREMENTS OF PARTICIPATING EMPLOYERS............................  52
      11.3  DESIGNATION OF AGENT...............................................  52
      11.4  EMPLOYEE TRANSFERS.................................................  53
      11.5  PARTICIPATING EMPLOYER'S CONTRIBUTION..............................  53
      11.6  AMENDMENT..........................................................  53
      11.7  DISCONTINUANCE OF PARTICIPATION....................................  53
      11.8  ADMINISTRATOR'S AUTHORITY..........................................  53
      11.9  PARTICIPATING EMPLOYER CONTRIBUTION FOR AFFILIATE..................  54

ARTICLE 12. TOP-HEAVY STATUS...................................................  54
      12.1  ARTICLE CONTROLS...................................................  54
      12.2  DEFINITIONS........................................................  54
      12.3  TOP-HEAVY STATUS...................................................  56
      12.4  TERMINATION OF TOP-HEAVY STATUS....................................  56
      12.5  EFFECT OF ARTICLE..................................................  56

                             MAIL-WELL CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN
                Amended and Restated, Effective January 1, 1995


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Mail-Well Corporation (the "Employer") established the Mail-Well Corporation Employee Stock Ownership Plan (the "Plan") effective February 23, 1994 (the "Effective Date"), which was intended to be an ESOP.

     NOW, THEREFORE, effective as of January 1, 1995, except as otherwise indicated in specific provisions of the Plan, the Employer hereby amends and restates the Plan in its entirety to read as follows:

                                    ARTICLE
                                  DEFINITIONS

     1.1  "Act" means the Employee Retirement Income Security Act of 1974, as it
           ---
may be amended from time to time.

     1.2  "Acquisition Date" means the date on which Mail-Well Corporation
           ----------------
acquires substantially all of the envelope manufacturing assets of G-P Envelope Holdings, Inc. and the outstanding capital stock of Pavey Envelope and Tag Corp.

     1.3  "Administrator" means the person designated by the Employer pursuant
           -------------
to Section II.1 to administer the Plan on behalf of the Employer.

     1.4  "Affiliated Employer" means the Employer and any Corporation which is
           -------------------
a member of a controlled group of corporations (as defined in Code Section 414(b)) which include the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

     1.5  "Anniversary Date" means December 31.
           ----------------

     1.6  "Beneficiary" means the person to whom the share of a deceased
           -----------
Participant's total account is payable, subject to the restrictions of Sections
VII.3 and VII.7.

     1.7  "Benefit Commencement Date" means with respect to each Participant or
           -------------------------
Beneficiary, the date such Participant's or Beneficiary's benefit is paid to him from the Trust Fund.

     1.8  "Code" means the Internal Revenue Code of 1986, as amended or replaced
           ----
from time to time.

     1.9  "Company Stock" means common stock issued by the Employer (or by a
           -------------
corporation which is a member of the controlled group of corporations of which the Employer is a member) which is readily tradeable on an established securities market. If there is no common stock which meets the foregoing requirement, the term "Common Stock" means common stock issued by the Employer (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of: (A) that class of common stock of the Employer (or of any other such corporation) having the greatest voting power, and (B) that class of stock of the Employer (or of any other such corporation) having the greatest dividend rights. Preferred Stock shall be deemed to be "Company Stock" if such stock is convertible at any time into stock which constitutes "Company Stock" hereunder and if such conversion is at a conversion price which (as of the date of the acquisition by the Trust) is reasonable.

     1.10  "Company Stock Account" means the account of a Participant which is
           ---------------------
credited with the shares of Company Stock purchased and paid for by the Trust Fund or contributed to the Trust Fund.

     1.11 "Compensation" with respect to any Participant means such
           ------------
Participant's "415 Compensation" paid during a Plan Year. The amount of Compensation with respect to any Participant shall include Compensation for the entire twelve month period ending on the last day of such Plan Year, except that Compensation shall be recognized only for that portion of the Plan Year during which an Employee was a Participant in the Plan. Amounts contributed pursuant to a salary reduction agreement that are not includable in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h), 403(b) or 457, and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions shall also be considered as Compensation. Compensation shall not include tuition assistance, special awards or any amounts received or to be received under the Mail-Well Corporation Profit Sharing Plan. With respect to an Employee who is a sales representative, Compensation shall mean 100% of such Employee's prior year earnings (including only draw and commissions).

     In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Employee taken into account under the Plan shall not exceed the "OBRA '93 Annual Compensation Limit." The "OBRA '93 Annual Compensation Limit" is $150,000, as adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined ("Determination Period") beginning in such calendar year. If a Determination Period consists of fewer than 12 months, the "OBRA '93 Annual Compensation Limit" will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is 12.

     Any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the "OBRA '93 Annual Compensation Limit" set forth in this Section.

     If Compensation for any prior Determination Period is taken into account in determining a Participant's benefits accruing in the current Plan Year, the Compensation for that prior Determination Period is subject to the "OBRA '93 Annual Compensation Limit" in effect for that prior Determination Period. For this purpose, for Determination Periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the "OBRA '93 Annual Compensation Limit" is $150,000.

     For a Participant's initial year of participation, Compensation shall be recognized for the entire Plan Year.

     1.12 "Current Obligations" means Trust obligations arising from extension
           -------------------
of credit to the Trust and payable in cash within (1) year from the date an Employer contribution is due. Trust obligations shall include the liability for payment of taxes imposed by Code Section 2001 which liability is incurred pursuant to Code Section 2210(b).

     1.13 "Disability Retirement Date" means the date approval by the Social
           --------------------------
Security Administration for disability benefits is received by a Participant. Notwithstanding the foregoing, the Disability Retirement Date shall occur prior to such date if a Participant has had a Total and Permanent Disability for a period of six (6) continuous months and such Total and Permanent Disability commenced prior to the Participant's termination of employment or within six (6) months following a 1-Year Break in Service.

     1.14 "Early Retirement Date" means the first day of the month coinciding
           ---------------------
with or next following the Participant's attainment of age 55 and completion of ten (10) Years of Service.

     1.15 "Effective Date" means February 23, 1994.
           --------------

     1.16 "Eligible Employee" means any Employee who is not a Leased Employee
           -----------------
and who has satisfied the provisions of Section III.1.

     Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46)) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties, unless such agreement expressly provides for such coverage in this Plan, will not be eligible to participate in this Plan.

     1.17 "Employee" means any person who is employed by the Employer, but
           --------
excludes any person who is employed as an independent contractor. Employee shall include Leased Employees.

     1.18 "Employer" means Mail-Well Corporation and any Participating Employer
           --------
(as defined in Section XI.1) which shall adopt this Plan; and any successor which shall maintain this Plan.

     1.19 "Employer Contributions" means the Employer's contributions to the
           ----------------------
Plan pursuant to Section IV.1.(a).

     1.20 "ESOP" means an employee stock ownership plan that meets the
           ----
requirements of Code Section 4975(e)(7) and Regulation 54.4975-11.

     1.21 "Exempt Loan" means a loan made to the Plan by a disqualified person
           -----------
or a loan to the Plan which is guaranteed by a disqualified person and which satisfies the requirements of Section 2550.408b-3 of the Department of Labor Regu lations, Section 54.4975-7(b) of the Treasury regulations and Section V.4 hereof.

     1.22 "Family Member" means an individual described in Code Section
           -------------
414(q)(6)(B).

     1.23 "Fiduciary" means any person who  exercises any discretionary
           ---------
authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or has any discretionary authority or discretionary responsibility in the administration of the Plan.

     1.24 "Fiscal Year" means the Employer's accounting year of 12 months
           -----------
commencing on January 1 of each year and ending the following December 31.

     1.25 "Forfeiture" means that portion of a Participant's Account that is not
           ----------
Vested in accordance with the provisions of Section VII.5, on account of the Participant's termination of employment before full vesting.

     1.26 "Former Participant" means a person who has been a Participant, but
           ------------------
who has ceased to be a Participant for any reason. For purposes of Section I.30, a "Former Participant" shall be treated as a Highly Compensated Participant if such "Former Participant" was a Highly Compensated Participant when he separated from service with the Employer or was a Highly Compensated Participant at any time after attaining age 55.

     1.27 "415 Compensation" means compensation as defined in Section IV.4.(e).
           ----------------

     1.28 "Highly Compensated Employee" means any Employee or former Employee
           ---------------------------
who is a highly compensated employee as defined in Code Section 414(q) and the Regulations thereunder. Generally, any Employee or former Employee is considered a Highly Compensated Employee if such Employee or former Employee performed services for the Employer during the "determination year" and is one or more of the following groups:

           (a) Employees who at any time during the "determination year" or "look-back year" were "five percent owners" as defined in Section I.32.(c).

           (b) Employees who received "415 Compensation" during the "look-back year" from the Employer in excess of $75,000. In determining whether an individual has "415 Compensation" of more than $75,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b),
     (c), (m) and (o) shall be taken into account.

           (c) Employees who received "415 Compensation" during the "look-back year" from the Employer in excess of $50,000 and were in the top-paid group of Employees for the Plan Year. An Employee is in the top-paid group of Employees for any Plan Year if such Employee is in the group consisting of the top twenty (20%) percent of the Employees when ranked on the basis of "415 Compensation" paid during the Plan Year. In determining whether an individual has "415 Compensation" of more than $50,000, "415 Compensation" from each employer required to be aggregated under Code Section 414(b),
     (c), (m) and (o) shall be taken into account.

           (d) Employees who during the "look-back year" were officers as defined in Section I.32.(a) and received "415 Compensation" during the "look-back year" from the Employer greater than 50 percent of the limit in effect under Code Section 415(b)(1)(A) for any such Plan Year. The number of officers shall be limited to the lesser of (i) 50 employees; or (ii) the greater of 3 employees or 10 percent of all employees. For the purpose of determining the number of officers, the following Employees shall be excluded:

               (1)  Employees with less than six (6) months of service;

               (2)  Employees who normally work less than 17 1/2 hours per week;

               (3) Employees who normally work less than six (6) months during a year; and

               (4)  Employees who have not yet attained age 21.

          However, such Employees shall still be considered for the purpose of identifying the particular Employees who are officers. If the Employer does not have at least one officer whose annual "415 Compensation" is in excess of 50 percent of the Code Section 415(b)(1)(A) limit, then the highest paid officer of the Employer will be treated as a Highly Compensated Employee.

           (e) Employees who are in the group consisting of the 100 Employees paid the greatest "415 Compensation" during the "determination year" and are also described in (b), (c) or (d) above when these paragraphs are modified to substitute "determination year" for "look-back year."

     The "look-back year" shall be the calendar year ending with or within the Plan Year for which testing is being performed, and the "determination year" (if applicable) shall be the period of time, if any, that extends beyond the "look-back year" and ends on the last day of the Plan Year for which testing is being performed (the "lag period"). If the "lag period" is less than twelve months long, the threshold amounts specified in (b), (c), and (d) above shall be prorated based upon the number of months in the "lag period."

     For purposes of this Section, the determination of "415 Compensation" shall be based only on "415 Compensation" which is actually paid and shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h), 403(b) or 457, and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions. Additionally, the dollar threshold amounts specified in
(b) and (c) above shall be adjusted at such time and in such manner as is provided in Regulations. In the case of such an adjustment, the dollar limits which shall be applied are those for the calendar year in which the "determination year" or "look-back year" begins.

     In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code

Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans

     1.29 "Highly Compensated Participant" means any Highly Compensated Employee
           ------------------------------
who is eligible to participate in the Plan.

     1.30 "Hour of Service" means (1) each hour for which an Employee is
           ---------------
directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period; (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty, or leave of absence) during the applicable computation period; and (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages. These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. The same Hours of Service shall not be credited both under (1) and (2), as the case may be, and under (3).

     Notwithstanding the above, for purposes of eligibility to participate, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and
(iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. Each Employee shall receive credit for forty-five (45) Hours of Service for each week of a period during which he is credited with Hours of Service pursuant to this Section for reasons other than performance of duties.

     For purposes of this Section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

     An Hour of Service must be counted for the purpose of determining a Year of Service for eligibility to participate and employment commencement date (or reemployment commencement date). The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

     1.31  "Investment Manager" means an entity that  has the power to manage,
           ------------------
acquire, or dispose of Plan assets and acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

     1.32 "Key Employee" means an Employee as defined in Code Section 416(i) and
           ------------
the Regulations thereunder. Generally, any Employee or Former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year or any of the preceding four (4) Plan Years, has been included in one of the following categories:

          (a) an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual "415 Compensation" greater than 50 percent of the amount in effect under Code
     Section 415(b)(1)(A) for any such Plan Year;

          (b) one of the ten Employees having annual "415 Compensation" from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code
     Section 318) both more than one-half percent interest and the largest interests in the Employer;

          (c) a "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer, or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, Employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers; or

          (d) a "one percent owner" of the Employer having an annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer, or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, Employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate Employers. However, in determining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

     For purposes of this Section, the determination of "415 Compensation" shall be based only on "415 Compensation" which is actually paid and shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h), 403(b) or 457, and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

     1.33 "Late Retirement Date" means the first day of the month coinciding
           --------------------
with or next following a Participant's actual Retirement date after having reached his Normal Retirement Date.

     1.34 "Leased Employee" means any Employee who would be within the meaning
           ---------------
of Code Section 414(n)(2) unless such Leased Employee is covered by a plan described in Code Section 414(n)(5) and such Leased Employee does not constitute more than 20% of the recipient's nonhighly compensated work force.

     1.35 "Month of Service" means a calendar month during any part of which an
           ----------------
Employee completed an Hour of Service. Except, however, a Participant shall be credited with a Month of Service for each month during the 12 month computation period during which he has not incurred a 1-Year Break in Service.

     1.36 "Non-Highly Compensated Employee" means any Employee or former
           -------------------------------
Employee who is not a Highly Compensated Employee nor a Family Member.

     1.37 "Non-Highly Compensated Participant" means any Participant or Former
           ----------------------------------
Participant who is neither a Highly Compensated Participant nor a Family Member.

     1.38 "Non-Key Employee" means any Employee or former Employee (and his
           ----------------
Beneficiaries) who is not a Key Employee.

     1.39 "Normal Retirement Date" means the first day of the month coinciding
           ----------------------
with or next following the Participant's Normal Retirement Age (65th birthday). A Participant shall become fully Vested in his Participant's Account upon attaining his Normal Retirement Age.

     1.40 "1-Year Break in Service" means the applicable computation period of
           -----------------------
12 consecutive months during which an Employee fails to accrue a Month of Service. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence." Years of Service and 1-Year Breaks in Service shall be measured on the same computation period.

     An Employee shall not be deemed to have incurred a 1-Year Break in Service if he completes an Hour of Service within 12 months following the last day of the month during which his employment terminated.

     "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

     A "maternity or paternity leave of absence" means an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employees from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period.

     1.41 "Other Investments Account" means the account of a Participant which
           -------------------------
is credited with his share of the net gain (or loss) of the Plan, Forfeitures and Employer Contributions in other than Company Stock and which is debited with payments made to pay for Company Stock. No Company Stock shall be allocated to or held in the Other Investments Account.

     1.42 "Participant" means any Eligible Employee who participants in the Plan
           -----------
pursuant to Section III.1.

     1.43 "Participant's Accounts" means the accounts established and maintained
           ----------------------
by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from Employer Contributions, which shall include but not be limited to the Company Stock Account, the Other Investment Account and the Directed Investment Account.

     1.44 "Plan" means this instrument, including all amendments thereto.
           ----

     1.45 "Plan Year" means the Plan's accounting year of twelve (12) months
           ---------
commencing on January 1 of each year and ending the following December 31, except for the first Plan Year which commenced on the Effective Date.

     1.46 "Regulation" means the Income Tax Regulations as promulgated by the
           ----------
Secretary of the Treasury or his delegate, and as amended from time to time.

     1.47 "Retired Participant" means a person who has been a Participant, but
           -------------------
who has become entitled to retirement benefits under the Plan.

     1.48 "Retirement" means the termination of service by a Participant on or
           ----------
after the attainment of his Early Retirement Date or Normal Retirement Date.

     1.49 "Retirement Date" means the date as of which a Participant's
           ---------------
Retirement occurs, whether such Retirement occurs on the Participant's Early Retirement Date or Normal Retirement Date.

     1.50 "Terminated Participant" means a person who has been a Participant,
           ----------------------
but whose employment has been terminated other than by death, Total and Permanent Disability or Retirement.

     1.51 "Top Heavy Plan" means a plan described in Article XII.
           --------------

     1.52 "Top Heavy Plan Year" means a Plan Year during which the Plan is a Top
           -------------------
Heavy Plan.

     1.53 "Total and Permanent Disability" means the complete inability to work
           ------------------------------
in any position for which the Employee is reasonably fit by education, training or experience, which condition continues for an extended period of time.

     1.54 "Trust" means the trust established under the Trust Agreement to hold
           -----
and invest contributions made under the Plan and from which the Plan benefits will be distributed.

     1.55 "Trust Agreement" means the agreement entered into between the
           ---------------
Employer and the Trustee establishing a trust to hold and invest contributions made under the Plan and from which benefits will be distributed.

     1.56 "Trust Fund" means the assets of the Plan and Trust as the same shall
           ----------
exist from time to time.

     1.57 "Trustee" means the person or entity named as trustee herein or in any
           -------
separate trust forming a part of this Plan, and any successors.

     1.58 "Unallocated Company Stock Suspense Account" means an account
           ------------------------------------------
containing Company Stock acquired with the proceeds of an Exempt Loan and which has not been released from such account and allocated to the Participants' Company Stock Accounts.

     1.59 "Valuation Date" means the last day of the Plan Year or any other date
           --------------
as determined by the Administrator.

     1.60 "Vested" means the portion of a Participant's Account that is
           ------
nonforfeitable.

     1.61 "Year of Service" means, for purposes of eligibility for
           ---------------
participation, the computation period of twelve (12) consecutive months, during which an Employee has at least 1,000 Hours of Service. For all other purposes, Year of Service means twelve (12) consecutive Months of Service.

     For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service.

     For vesting and all other purposes, the computation period shall be the Plan Year. For purposes of vesting under this Plan, an Employee shall receive credit for service recognized on his or her behalf under the Georgia-Pacific Corporation Salaried Employees Retirement Plan, the Georgia-Pacific Corporation Pension Plan for Hourly-Rated Employees or the Pavey Envelope and Tag Corporation Employees' Retirement Plan prior to the Effective Date of this Plan, up to a maximum of two (2) Years of Service. The vesting computation period beginning after a 1-year Break in Service shall be the Plan Year. Years of Service with any Affiliated Employer shall be recognized.

     For purposes of vesting under this Plan, an Employee shall receive credit for service performed as an employee of American Envelope Company prior to January 1, 1995, up to a maximum of two (2) Years of Service.

     For purposes of eligibility to participate in the Plan, Years of Service prior to the Acquisition date attributable to an Employee in connection with Hours of Service rendered for and related to the envelope manufacturing assets of G-P Envelope Holding, Inc. and rendered for Pavey Envelope and Tag Corporation shall be recognized under this Plan.

     For purposes of eligibility to participate in the Plan, Years of Service prior to January 1, 1995 attributable to an Employee in connection with Hours of Service rendered for and related to American Envelope Company shall be recognized under this Plan. Notwithstanding the foregoing, such an Employee may begin participation in the Plan no earlier than January 1, 1995.

                                   ARTICLE 2.
                                 ADMINISTRATION

     2.1  ASSIGNMENT AND DESIGNATION OF ADMINISTRATIVE AUTHORITY

          (a) The Employer shall appoint one or more Administrators. Any person, including, but not limited to, the Employees of the Employer, shall be eligible to serve as an Administrator. Any person so appointed shall signify his acceptance by filing written acceptance with the Employer. An Administrator may resign by delivering his written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified.

          (b) The Employer, upon the resignation or removal of an Administrator, shall promptly designate in writing a successor to this position. If the Employer does not appoint an Administrator, the Employer will function as the Administrator.

          (c) The Employer shall be empowered to appoint and remove the Administrator from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act.

          (d) The Employer shall periodically review the performance of any the Administrator or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through any other appropriate method.

          (e) The Employer will furnish Plan Fiduciaries and Participants with notices and information statements when voting rights must be exercised pursuant to Section VIII.2.

     2.2  ALLOCATION AND DELEGATION OF RESPONSIBILITIES

     If more than one person is appointed as Administrator, the Employer may designate the responsibilities of each Administrator as may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the respon sibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

     2.3  POWERS AND DUTIES OF THE ADMINISTRATOR

     The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

     The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

           (a) to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder;

           (b) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

           (c) to authorize and direct the Trustee with respect to all disbursements from the Trust;

           (d) to maintain all necessary records for the administration of the Plan;

           (e) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

           (f) to determine the size and type of any contract to be purchased from any insurer, and to designate the insurer from which such contract shall be purchased;

           (g) to compute and certify to the Employer from time to time the sums of money necessary or desirable to be contributed to the Trust Fund;

           (h) to establish a "funding policy and method", i.e., it shall consult with the Employer, and it shall determine whether the Plan has a short range need for liquidity (e.g., to pay benefits) or whether liquidity is a long range goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act;

           (i) to establish and communicate to Participants a procedure and method to insure that each Participant will vote Company Stock allocated to such Participant's Company Stock Account pursuant to Section VIII.2;

           (j) to enter into a written agreement with regard to the payment of federal estate tax pursuant to Code Section 2210(b);

           (k) to assist any Participant regarding his rights, benefits, or elections available under the Plan.

     2.4  RECORDS AND REPORTS

     The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

     2.5  AUDIT

          (a) If an audit of the Plan's records shall be required by the Act and the regulations thereunder for any Plan Year, the Administrator shall appoint an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Administrator and the Trustee a report of his audit setting forth his opinion as to whether each of the following statements, schedules or lists, or any others that are required by Section 103 of the Act or the Secretary of Labor to be filed with the Plan's annual report, are presented fairly and in conformity with generally accepted accounting principles applied consistently:

               (1)  statement of the assets and liabilities of the Plan;

               (2)  statement of changes in net assets available to the Plan;

                (3) statement of receipts and disbursements, a schedule of all assets held for investment purposes, a schedule of all loans or fixed income obligations in default at the close of the Plan Year;

                (4) a list of all leases in default or uncollectible during the Plan Year;

                (5) the most recent annual statement of assets and liabilities of any bank common or collective trust fund in which Plan assets are invested or such information regarding separate accounts or trusts with a bank or insurance company as the Administrator deems necessary; and

                (6) a schedule of each transaction or series of transactions involving an amount in excess of five percent (5%) of Plan assets.

          All auditing and accounting fees shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund.

          (b) If some or all of the information necessary to enable the Administrator to comply with Section 103 of the Act is maintained by a bank, insurance company, or similar institution, regulated and supervised and sub ject to periodic examination by a state or federal agency, it shall transmit and certify the accuracy of that information to the Administrator as provided in Section 103(b) of the Act within one hundred twenty (120) days after the end of the Plan Year or such other date as may be prescribed under regulations of the Secretary of Labor.

     2.6  APPOINTMENT OF ADVISORS

     The Administrator may appoint counsel, specialists, advisors, and other persons as the Administrator deems necessary or desirable in connection with the administration of this Plan.

     2.7  INFORMATION FROM EMPLOYER

     To enable the Administrator to perform his functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Administrator may require; and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

     2.8  PAYMENT OF EXPENSES

     All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of accoun tants, counsel, the Trustee and other specialists and their agents, and other costs of administering the Plan and/or the Trust. Until paid, the expenses shall constitute a liability of the Trust Fund. However, the Employer may reimburse the Trust Fund for any administration expense incurred. Any administration expense paid to the Trust Fund as a reimbursement shall not be considered an Employer contribution.

     2.9  ACTIONS BY ADMINISTRATOR

     The Administrator shall hold meetings upon such notice and at such time and places as it may from time to time determine. Notice to a member shall not be required if waived in writing by that member. A majority of the members of the Administrator duly appointed shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Administrator at any meeting where a quorum is present shall be by vote of a majority of those present at such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent signed by all of the Administrators.

     2.10 CLAIMS PROCEDURE

     Claims for benefits under the Plan may be filed with the Administrator on forms supplied by the Employer. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished an explanation of the Plan's claims review procedure.

     2.11 CLAIMS REVIEW PROCEDURE

     Any Employee, Former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section II.10 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator (on a form which may be obtained from the Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section II.10. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

                                   ARTICLE 3.
                                  ELIGIBILITY

     3.1  CONDITIONS OF ELIGIBILITY

     Any Eligible Employee who has completed a Year of Service as of the Acquisition Date and has attained the age of twenty-one (21) years shall participate in the Plan commencing on the Acquisition Date. All other Eligible Employees shall become Participants as of the January 1 or July 1 coincident with or next following their completion of one (1) Year of Service or their attaining the age of twenty-one (21) years, whichever is later.

     3.2 EFFECT OF PARTICIPATION UPON THE ACCEPTANCE OF ANY BENEFITS UNDER THIS PLAN

     An Eligible Employee shall automatically be bound by the terms and conditions of the Plan and all amendments hereto.

     3.3  DETERMINATION OF ELIGIBILITY

     The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review as provided for in Section II.8 and II.9.

     3.4  TERMINATION OF ELIGIBILITY

     In the event a Participant shall go from a classification of an Eligible Employee to a noneligible Employee, such Former Participant shall continue to vest in his interest in the Plan for each Year of Service completed while a noneligible Employee, until such time as his Participant's Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, his interest in the Plan shall continue to share in the earnings of the Trust Fund.

     3.5  OMISSION OF ELIGIBLE EMPLOYEE

     If, in any Fiscal Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

     3.6  INCLUSION OF INELIGIBLE EMPLOYEE

     If, in any Fiscal Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Fiscal Year in which the discovery is made.

                                  ARTICLE 4.
                          CONTRIBUTION AND ALLOCATION

     4.1  EMPLOYER'S CONTRIBUTION

          (a) For each Plan Year, the Employer shall contribute to the Plan an amount as may be determined by its Board of Directors or its delegatees.

          (b) The Employer Contribution for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code Section 404.

          (c) However, to the extent necessary to provide the top heavy minimum allocations, the Employer shall make a contribution even if it exceeds the amount which is deductible under Code Section 404.

     4.2  TIME OF PAYMENT OF EMPLOYER'S CONTRIBUTION

     Employer Contributions will be paid in cash, Company Stock or other property as the Employer's Board of Directors or its delegatees may from time to time determine. Company Stock and other property will be valued at their then fair market value. The Employer Contribution will be paid to the Plan on or before the date required to make such contribution a deduction on the Employer's federal income tax return for the year.

     Notwithstanding the above, to the extent that the Plan has Current Obligations, the Employer Contribution will be paid to the Plan in cash.

     4.3  ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS

          (a) The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date all amounts allocated to each such Participant as set forth herein. However, the Administrator may separately account for that portion of each Participant's Account attributable to Top Heavy Plan Years.

          (b) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer Contribution for each Plan Year. Within 45 days after the date of receipt by the Administrator for such information, the

     Administrator shall, with respect to the Employer Contribution pursuant to IV.1(a), allocate such Contribution to each Participant's Account in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for such year.

          A Participant who is not an Employee on the last day of the Plan Year shall not share in the Employer Contribution for that year, unless required pursuant to Section IV.3.(i) or IV.3.(n). A Participant who performs less than a Year of Service shall not share in the Employer Contribution for that year, unless required pursuant to Section IV.3(i) or IV.3.(n).

          (c) The Company Stock Account of each Participant shall be credited as of each Anniversary Date with Forfeitures of Company Stock and his allocable share of Company Stock (including fractional shares) purchased and paid for by the Plan or contributed in kind by the Employer. Stock dividends on Company Stock held in his Company Stock Account shall be credited to his Company Stock Account when paid. Cash dividends on Company Stock held in his Company Stock Account shall be used to repay an Exempt Loan, so long as one exists and may then, in the sole discretion of the Administrator, be credited to his Participants Other Investments Account.

          Company Stock acquired by the Plan with the proceeds of an Exempt Loan shall only be allocated to each Participant's Company Stock Account upon release from the Unallocated Company Stock Suspense Account as provided in
     Section IV.3 herein. Company Stock acquired with the proceeds of an Exempt Loan shall be an asset of the Trust Fund and maintained in the Unallocated Company Stock Suspense Account.

          Company Stock received by the Trust during a Plan Year with respect to a contribution by the Employer for the preceding Plan Year shall be allocated to the accounts of Participants as of the Anniversary Date at the end of such preceding Plan Year.

          (d) As of each Anniversary Date or as of the Valuation Date, before allocation of Employer Contributions and Forfeitures, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant's and Former Participant's Other Investment Accounts (other than each Participant's Company Stock Account) bear to the total of all Participants' and Former Participants' Other Investment Accounts (other than participants' Company Stock Accounts) as of such date. Cash dividends on Company Stock allocated to each Participant's or Former Participant's Other Investment Accounts after the first month of the Plan Year shall not share in any earnings or losses of the Trust Fund for such year. Earnings or losses include the increase (or decrease) in the fair market value of assets of the Trust Fund (other than Company Stock in the participants' Company Stock Accounts) since the preceding Anniversary Date.

          Earnings or losses do not include the interest paid under any installment contract for the purchase of Company Stock by the Trust Fund or on any loan used by the Trust Fund to purchase Company Stock, nor does it include income received by the Trust Fund with respect to Company Stock acquired with the proceeds of an Exempt Loan to the extent such income is used to repay the loan; all income received by the Trust Fund from Company Stock acquired with the proceeds of an Exempt Loan shall be used to repay such loan.

           (e) The Administrator shall establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants' Accounts provided for in this Section. Should the Administrator determine that the strict application of its accounting procedures shall not result in an equitable and nondiscriminatory allocation among the Participants' Accounts, it may modify its procedures for the purpose of achieving an equitable and nondiscriminatory allocation in accor dance with the general concepts of the Plan and the provisions of this Section, provided, however, that such adjustments to achieve equity shall not reduce the Vested portion of a Participant's Account.

           (f) Separate accounts shall be maintained for all inactive Participants who have a Vested interest in the Plan. Such separate accounts shall not require a segregation of the Plan assets and no Participant shall acquire any right to or interest in any specific asset of the Trust as a result of the allocations provided for in the Plan. All allocations shall be made as of the Anniversary Date referred to in this Section.

           (g) All Company Stock acquired by the Plan with the proceeds of an Exempt Loan must be added to and maintained in the Unallocated Company Stock Suspense Account. Such Company Stock shall be released and withdrawn from that account as if all Company Stock in that account were encumbered. For each Plan Year during the duration of the loan, the number of shares of Company Stock released shall equal the number of encumbered shares held immediately before release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal paid for the Plan Year and the denominator of which is the sum of the numerator plus the principal to be paid for all future Plan Years. As of each Anniversary Date, the Plan must consistently allocate to each Participant's Account pursuant to Section IV.3.(b), non-monetary units (shares and fractional shares of Company Stock) representing each Participant's interest in assets withdrawn from the Unallocated Company Stock Suspense Account. Income earned with respect to Company Stock in the Unallocated Company Stock Suspense Account shall be used to repay the Exempt Loan or used to purchase such Company Stock. Any income which is not so used must be allocated as income of the Plan.

           (h) As of each Anniversary Date any amounts which became Forfeitures since the last Anniversary Date shall first be made available to reinstate previously forfeited account balances of Former Participants, if any. The remaining Forfeitures, if any, shall be allocated among the Participants' Accounts in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for the year. In the event the allocation of Forfeitures provided herein shall cause the "annual addition" (as defined in Section IV.4) to any Participant's Account to exceed the amount allowable by the Code, the excess shall be reallocated in accordance with Section IV.5. However, a Participant who performs less than a Year of Service during any Plan Year shall not share in the Plan Forfeitures for that year, unless required pursuant to Section IV.3.(i).

           (i) Minimum Allocations Required for Top Heavy Plan Years:
     Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer Contributions and Forfeitures allocated to the Participant's Account for each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee's "415 Compensation" (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this plan in a Required Aggregation Group). However, if (i) the sum of the Employer Contributions and Forfeitures allocated to the Participant's Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee's "415 Compensation" and (ii) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) of 410, the sum of the Employer Contributions and Forfeitures allocated to the Participant's Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant's Account of any Key Employee.

          Except, however, no such minimum allocation shall be required in this Plan for any Non-Key Employee who participates in another defined contribution plan subject to Code Section 412 providing such benefits included with this Plan in a Required Aggregation Group.

           (j) For purposes of the minimum allocations set forth above the percentage allocated to the Participant's Account of any Key Employee shall be equal to the ratio of the sum of the Employer Contributions and Forfeitures allocated on behalf of such Key Employee divided by the "415 Compensation" for such Key Employee.

           (k) For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant's Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Year of Service; (2) declined to make mandatory contributions (if required) or elective deferrals to the Plan; and (3) been excluded from participation because of their level of Compensation.

           (l) In lieu of the above, in any Plan Year in which a Non-Key Employee is a Participant in both this Plan and a defined benefit pension plan included in a Required Aggregation Group which is top heavy, the Employer shall not be required to provide such Non-Key Employee with both the full separate defined benefit plan minimum benefit and the full separate defined contribution plan minimum allocation.

          Therefore, for any Plan Year when the Plan is a Top Heavy Plan, Non-Key Employees who are participating in this Plan and a defined benefit plan maintained by the Employer shall receive a minimum monthly accrued benefit in the defined benefit plan equal to the product of (1) one-twelfth (1/12th) of "415 Compensation" averaged over a five (5) consecutive "limitation years" (or actual "limitation years" if less) which produce the highest average and (2) the lesser of (i) two percent (2%) multiplied by Years of Service when the plan is top heavy or (ii) twenty percent (20%).

           (m) For the purposes of this Section, "415 Compensation" shall be as defined in Section IV.4.(3), and shall be limited to $150,000 in all Plan Years (unless adjusted in such manner as permitted under Code Section 401(a)(17).

           (n) Notwithstanding anything herein to the contrary, a Participant terminating for reasons of death, Total and Permanent Disability or Retirement shall share in the allocations of contributions and Forfeitures provided for in this Section regardless of whether he completed a Year of Service during the Plan Year or was an Employee on the last day of the Plan Year.

           (o) If a Former Participant is reemployed after five (5) consecutive 1-Year Breaks in Service, then separate accounts shall be maintained as follows:

               (1) one account for nonforfeitable benefits attributable to pre-break service; and

               (2) one account representing his status in the Plan attributable to post-break service.

     4.4  MAXIMUM ANNUAL ADDITIONS

          (a) Notwithstanding the foregoing, the maximum "annual additions" credited to a Participant's accounts for any "limitation year" shall equal the lesser of: (1) $30,000 or (2) twenty-five percent (25%) of the Participant's "415 Compensation" for such "limitation year".

          (b) For purposes of applying the limitations of Code Section 415, "annual additions" means the sum credited to a Participant's accounts for any "limitation year" of (1) Employer Contributions, (2) Employee contributions, (3) Forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2) which is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer. Except, however, the "415 Compensation" percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an "annual addition", or (2) any amount otherwise treated as an "annual addition" under Code Section 415(l)(1).

           (c) For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an "annual addition." In addition, the following are not Employee contributions for the purposes of Section IV.4.(b)(2): (1) rollover contributions (as defined in Code Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3)); (2)
     repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

           (d) If no more than one-third of the Employer Contributions to this Plan for a Plan Year which are deductible under Code Section 404(a)(9) are allocated to Highly Compensated Employees, the limitations of paragraph (a) shall not apply to:

               (1) Forfeitures of Company Stock which were acquired with the proceeds of an Exempt Loan, or

               (2) Employer Contributions to this Plan which are deductible under Code Section 404(a)(9)(B) and charged against the Participant's accounts.

          (e) For purposes of applying the limitations of Code Section 415, "415 Compensation" shall include the Participant's wages, salaries, fees for professional services, and other amounts received for personal services ac tually rendered in the course of employment with an Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Regulation 1.62-2(c)) for a Plan Year.

          "415 Compensation" shall exclude (1)(A) contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the Code Section 415 limitations to the Plan, the contribu tions are not includable in the gross income of the Employee for the taxable year in which contributed, (B) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee's gross income, (C) any distributions from a plan of deferred compensation; (2) amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; and (4) other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code

     Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee). "415 Compensation" shall be limited to $150,000 (unless adjusted in the same manner as permitted under Code
     Section 415(d)).

           (f) For purposes of applying the limitations of Code Section 415, the "limitation year" shall be the Plan Year.

           (g) The dollar limitation under Code Section 415(b)(1)(A) stated in paragraph (a)(1) above shall be adjusted annually as provided in Code
     Section 415(d) pursuant to the Regulations. The adjusted limitation is effective as of January 1st of each calendar year and is applicable to "limitation years" ending with or within that calendar year.

           (h) For the purpose of this Section, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

           (i) For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code
     Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

           (j) For the purpose of this Section, if this Plan is a Code Section 413(c) plan, all Employers of a Participant who maintain this Plan will be considered to be a single Employer.

           (k) (1) If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum "annual additions" under this Plan shall equal the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited to such Participant's accounts during the "limitation year."

               (2) If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, "annual additions" will be credited to the Participant's accounts under the defined contribution plan subject to Code Section 412 prior to crediting "annual additions" to the Participant's accounts under the defined contribution plan not subject to Code Section 412.

               (3) If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum "annual additions" under this Plan shall equal the product of (A) the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the "annual additions" which would be credited to such Participant's accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such "annual additions" for all plans described in this subparagraph.

          (l) If an Employee is (or has been) a Participant in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any "limitation year" may not exceed 1.0.

          (m) The defined benefit plan fraction for any "limitation year" is a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the "limitation year" under Code Sections 415(b) and (d) or 140 percent of the highest average compensation, including any adjustments under Code Section 415(b).

          Notwithstanding the above, if the Participant was a Participant as of the first day of the first "limitation year" beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last "limitation year" beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all "limitation years" beginning before January 1, 1987.

          (n) The defined contribution plan fraction for any "limitation year" is a fraction, the numerator of which is the sum of the annual additions to the Participant's Account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior "limitation years" (including the annual additions attributable to the Participant's nondeductible Employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in Code Section 419(e), and individual medical accounts, as defined in Code
     Section 415(l)(2), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior "limitation years" of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any "limitation year" is the lesser of 125 percent of the dollar limitation determined under Code Sections 415(b) and
     (d) in effect under Code Section 415(c)(1)(A) or 35 percent of the Participant's Compensation for such year.

          If the Employee was a Participant as of the end of the first day of the first "limitation year" beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last "limitation year" beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first "limitation year" beginning on or after January 1, 1987. The annual addition for any "limitation year" beginning before January 1, 1987 shall not be recomputed to treat all Employee contributions as annual additions.

          (o) Notwithstanding the foregoing, for any "limitation year" in which the Plan is a Top Heavy Plan, 100 percent shall be substituted for 125 percent in paragraph (l) and (m) unless the extra minimum allocation is being provided pursuant to Section IV.3.(i). However, for any "limitation year" in which the Plan is a Super Top Heavy Plan, 100 percent shall be substituted for 125 percent in any event.

          (p) If the sum of the defined benefit plan fraction and the defined contribution plan fraction shall exceed 1.0 in any "limitation year" for any Participant in this Plan, the Administrator shall limit, to the extent necessary, the "annual additions" to such Participant's accounts for such "limitation year." If, after limiting the "annual additions" to such Participant's accounts for the "limitation year," the sum of the defined benefit plan fraction and the defined contribution plan fraction still exceed 1.0, the Administrator shall then adjust the numerator of the defined benefit plan fraction so that the sum of both fractions shall not exceed 1.0 in any "limitation year" for such Participant.

          (q) Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

     4.5  ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

          (a) If, as a result of the allocation of Forfeitures a reasonable error in estimating a Participant's Compensation or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum "annual additions" to be exceeded for any Participant, the Administrator shall (1) hold any "excess amount" remaining after the return of any voluntary Employee contributions in a "Section 415 suspense account" (2) allocate and reallocate the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to all Participants in the Plan before any Employer or Employee contributions which would constitute "annual additions" are made to the Plan for such "limitation year" or (3) reduce Employer Contributions to the Plan for such "limitation year" by the amount of the "Section 415 suspense account" allocated and reallocated during such "limitation year".

           (b) For purposes of this Article, "excess amount" for any Participant for a "limitation year" shall mean the excess, if any, of (1) the "annual additions" which would be credited to his account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum "annual additions" determined pursuant to Section 415.

           (c) For purposes of this Section, "Section 415 suspense account" shall mean an unallocated account equal to the sum of "excess amounts" for all Participants in the Plan during the "limitation year". The "Section 415 suspense account" shall not share in any earnings or losses of the Trust Fund.

           (d) The Plan may not distribute "excess amounts" to Participants or Former Participants.

     4.6  DIRECTED INVESTMENT ACCOUNT

          (a) Each "Qualified Participant" may elect within ninety (90) days after the close of each Plan Year during the "Qualified Election Period" to direct the Administrator in writing as to the investment of at least 25 percent of the Participant's Company Stock Account (to the extent such portion exceeds the amount to which a prior election under this subparagraph applies). In the case of the election year in which the Participant can make his last election, the preceding sentence shall be applied by substituting "50 percent" for "25 percent". If the "Qualified Participant" elects to direct the Administrator as to the investment of his Company Stock Account, such direction shall be effective no later than 180 days after the close of the Plan Year to which such direction applies. In lieu of directing the Administrator as to the investment of his Company Stock Account, the "Qualified Participant" may elect a distribution in cash or Company Stock of the portion of his Company Stock Account covered by the election within ninety (90) days after the last day of the period during which the election can be made. Any such distribution of Company Stock shall be subject to Section VII.12.

          (b) For the purposes of this Section the following definitions shall apply:

               (1) "Qualified Participant" means any Participant or Former Participant who has completed ten (10) Plan Years of Service as a Participant and has attained age 55.

               (2) "Qualified Election Period" means the five (5) Plan Year period beginning with the Plan Year after the Plan Year in which the Participant attains age 55 (or, if later, beginning with the Plan

          Year after the first Plan Year in which the Participant first became a "Qualified Participant").

          (c) A separate Directed Investment Account shall be established for each Participant who has directed an investment. Transfers between the Participant's regular account and his Directed Investment Account shall be charged and credited as the case may be to each account. The Directed Investment Account shall not share in Trust Fund earnings, but it shall be charged or credited as appropriate with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in market value during each Plan Year attributable to such account. To the extent so directed, the Administrators are relieved of their fiduciary responsibilities as provided in Section 404 of the Act.

          (d) Each Qualified Participant may direct the Administrator to separate and keep separate all or a portion of his share of his Company Stock Account; and further each Qualified Participant is authorized and empowered, in his sole and absolute discretion, to give directions to the Administrator in such form as the Administrator may require concerning the investment of the Participant's Directed Investment Account, which direc tions must be followed by the Administrator. The Administrator shall be under any duty to question any such direction of the Participant or to review any securities or other property, real or personal, or to make any suggestions to the Participant in connection therewith, and the Trustee shall comply as promptly as practicable with directions given by the Qualified Participant hereunder. Any such direction may be of a continuing nature or otherwise and may be revoked by the Participant at any time in such form as the Administrator may require. The Administrator shall not be responsible or liable for any loss or expense which may arise from or result from compliance with any directions from the Participant nor shall the Administrator be responsible for, or liable for any loss or expense which may result from the Administrator's refusal or failure to comply with any directions from the Participant. Any costs and expenses related to compliance with the Qualified Participant's directions shall be borne by the Participant's Directed Investment Account.

     4.7  SUSPENSE ACCOUNT

     All Employer Contributions, Forfeitures and net income (or net loss) of the Trust Fund shall be held in a suspense account until allocated to the applicable Participants' Accounts.

                                  ARTICLE 5.
                         FUNDING AND INVESTMENT POLICY

     5.1  INVESTMENT POLICY

          (a)  The Plan is designed to invest primarily in Company Stock.

          (b) With due regard to subparagraph (a) above, the Administrator may direct the Trustee to invest funds under the Plan in other property as described in the Trust Agreement or direct the Trustee to hold such funds in cash or cash equivalents.

           (c) The Plan may not obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

           (d) The Plan may not obligate itself to acquire Company Stock under a put option binding upon the Plan. However, at the time a put option is exercised, the Plan may be given an option to assume the rights and obliga tions of the Employer under a put option binding upon the Employer.

           (e) All purchases or sales of Company Stock and the price of such purchases or sales shall be made as the Administrator instructs the Trustee. All purchases of Company Stock shall be made at a price which, in the judgment of the Administrator, does not exceed the fair market value thereof. All sales of Company Stock shall be made at a price which, in the judgment of the Administrator, is not less than the fair market value thereof. The valuation rules set forth in Article VI shall be applicable.

     5.2  APPLICATION OF CASH

     Employer Contributions received by the Trust Fund shall first be applied to pay any Current Obligations of the Trust Fund.

     5.3  TRANSACTIONS INVOLVING COMPANY STOCK

          (a) No portion of the Trust Fund attributable to (or allocable in lieu of) Company Stock acquired by the Plan in a sale to which Code Section 1042 or Code Section 2057 applies may accrue or be allocated directly or indirectly under any plan maintained by the Employer meeting the requirements of Code Section 401(a):

               (1)  during the "Nonallocation Period", for the benefit of;

                    (i) any taxpayer who makes an election under Code Section 1042(a) with respect to Company Stock or any decedent if the executor of the estate of the decedent makes a qualified sale to which Code Section 2057 applies,

                    (ii) any individual who is related to the taxpayer or the
               decedent (within the meaning of Code Section 267(b)), or

               (2) for the benefit of any other person who owns (after application of Code Section 318(a)) more than 25 percent of;

                    (i) any class of outstanding stock of the Employer which issued such Company Stock, or

                    (ii) the total value of any class of outstanding stock of
               the Employer.

          (b) Except, however, subparagraph (a)(1)(ii) above shall not apply to lineal descendants of the taxpayer, provided that, the aggregate amount allocated to the benefit of all such lineal descendants during the "Nonallocation Period" does not exceed more than five (5) percent of the Company Stock (or amounts allocated in lieu thereof) held by the Plan which are attributable to a sale to the Plan by any person related to such descendants (within the meaning of Code Section 267(c)(4)) in a transaction to which Code Section 1042 applied.

          (c) A person shall be treated as failing to meet the stock ownership limitation under paragraph (a)(2) above if such person fails such limitation:

               (1) at any time during the one (1) year period ending on the date of sale of Company Stock to the Plan, or

               (2) on the date as of which Company Stock is allocated to Participants in the Plan.

          (d) For purposes of this Section, "Nonallocation Period" means the ten (10) year period beginning on the later of:

               (1)  the date of the sale of the Company Stock, or

               (2) the date of the Plan allocation attributable to the final payment of the Exempt Loan incurred in connection with such sale.

     5.4  LOANS TO THE TRUST

          (a) The Plan may, but only upon the direction of the Administrator, borrow money for any lawful purpose, provided, the proceeds of an Exempt Loan are used within a reasonable time after receipt only for any or all of the following purposes:

               (1)  To acquire Company Stock.

               (2)  To repay such loan.

               (3)  To repay a prior Exempt Loan.

          (b) All loans to the Trust which are made or guaranteed by a disqualified person must satisfy all requirements applicable to Exempt Loans including but not limited to the following:

               (1)  The loan must be at a reasonable rate of interest;

               (2) Any collateral pledged to the creditor by the Plan shall consist only of the Company Stock purchased with the borrower funds;

               (3) Under the terms of the loan, any pledge of Company Stock shall provide for the release of shares so pledged on a pro-rata basis pursuant to Section IV.3.(g);

           (4) Under the terms of the loan, the creditor shall have no recourse against the Plan except with respect to such collateral, earnings attributable to such collateral, Employer Contributions (other than contributions of Company Stock) that are made to meet Current Obligations and earnings attributable to such contributions;

           (5) The loan must be for a specific term and may not be payable at the demand of any person, except in the cause of a default.

           (6) In the event of default upon an Exempt Loan, the value of the Trust Fund transferred in satisfaction of the Exempt Loan shall not exceed the amount of default. If the lender is a disqualified person, an Exempt Loan shall provide for a transfer of Trust Funds upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Exempt Loan;

           (7) Exempt Loan payments during a Plan Year must not exceed an amount equal to: (A) the sum, over all Plan Years, of all Employer Contributions made by the Employer to the Plan with respect to such Exempt Loan and earnings on such Employer Contributions, less (B) the sum of the Exempt Loan payments in all preceding Plan Years. A separate accounting shall be maintained for such Employer Contributions and earnings until the Exempt Loan is repaid.


     (c) For purposes of this Section, the term "disqualified person" means a person who is a Fiduciary, a person providing services to the Plan, an Employer, any of whose Employees are covered by the Plan, an employee organization any of whose members are covered by the Plan, an owner, direct or indirect, of 50% or more of the total combined voting power of all classes of voting stock, or an officer, director, 10% or more shareholder, or a Highly Compensated Employee.

                                   ARTICLE 6.
                                   VALUATIONS

   6.1 VALUATION OF THE TRUST FUND

   The Administrator shall direct the Trustee, as of each Anniversary Date, and at such other date or dates deemed necessary by the Administrator, herein called "valuation date", to determine the net worth of the assets comprising the Trust Fund, other than Company Stock, as it exists on the "valuation date" prior to taking into consideration any contribution to be allocated for that Plan Year. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund, other than Company Stock, at their fair market value as of the "valuation date" and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund. The Administrator shall have the duty of determining the fair market value of Company Stock.

   6.2 METHOD OF VALUATION

   Valuations must be made in good faith and based on all relevant factors for determining the fair market value of securities. In the case of a transaction between a Plan and a disqualified person, value must be determined as of the date of the transaction. For all other Plan purposes, value must be determined as of the most recent valuation date under the Plan. An independent appraisal will not in itself be a good faith determination of value in the case of a transaction between the Plan and a disqualified person. However, in other cases, a determination of fair market value based on at least an annual appraisal independently arrived at by a person who customarily makes such appraisals and who is independent of any party to the transaction will be deemed to be a good faith determination of value. Company Stock not readily tradeable on an established securities market shall be valued by an independent appraiser appointed by the Administrator meeting requirements similar to the requirements of the Regulations prescribed under Code Section 170(a)(1).

                                  ARTICLE 7.
                   DETERMINATION AND DISTRIBUTION OF BENEFITS

     7.1  BENEFITS UPON RETIREMENT

     A Participant who terminates his employment on or after his Normal Retirement Date shall be distributed a benefit in accordance with Section VII.6 equal in value to the balance in the Participant's Accounts as of his Benefit Commencement Date, such balance to be determined as of the Valuation Date immediately preceding the Participant's Benefit Commencement Date.

     7.2  BENEFITS UPON EARLY RETIREMENT

     A Participant who terminates his employment on or after his Early Retirement Date but prior to his Normal Retirement Date shall be distributed a benefit in accordance with Section VII.6 equal in value to the sum of his Vested interest in his Participant's Accounts as of his Benefit Commencement Date, such balance to be determined as of the Valuation Date immediately preceding the Participant's Benefit Commencement Date.

     7.3  BENEFITS UPON DEATH

          (a) Upon the death of a Participant before his Retirement Date or other termination of his employment, the Participant's Beneficiary shall be distributed a benefit in accordance with Section VII.6 equal in value to the balance in the Participant's Accounts as of the Benefit Commencement Date to the Beneficiary, such balance to be determined as of the Valuation Date immediately preceding such Benefit Commencement Date.

          (b) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

          (c) The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant's spouse; provided, however, the Participant may designate a Beneficiary other than his spouse if:

                (1) the spouse has waived her right to be the Participant's Beneficiary, or

                (2) the Participant has no spouse, or

                (3) the spouse cannot be located.

          In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing to any such change or revocation unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to his estate.

          (d) Any consent by the Participant's spouse to waive any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse's consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

     7.4  BENEFITS UPON DISABILITY

     In the event a Participant's employment is terminated due to a Total and Permanent Disability prior to his Retirement Date or other termination of his employment, such Participant shall be distributed a benefit in accordance with
Section VII.6 equal in value to the balance in the Participant's Accounts as of his Benefit Commencement Date, such balance to be determined as of the Valuation Date immediately preceding his Benefit Commencement Date.

     7.5  BENEFITS UPON TERMINATION

          (a) Each Participant whose employment is terminated for any reason other than Total and Permanent Disability, Retirement or death shall be distributed a benefit in accordance with Section VII.6 equal in value to the sum of his Vested interest in the balance of his Participant's Accounts as of his Benefit Commencement Date, such balance to be determined as of the Valuation Date immediately preceding his Benefit Commencement Date.

          (b) For purposes of this Section, a Participant's Vested interest in Participant's Accounts shall be determined by such Participant's years of Vesting Service in accordance with the following schedule:

          Years of Vesting Service            Vested Interest
          ------------------------            ---------------

          Less than 1 year                           0%
          1 year                                    20%
          2 years                                   40%
          3 years                                   60%
          4 years                                   80%
          5 years                                  100%

          If a portion of a Participant's Account is   forfeited, Company Stock
     allocated to the Participant's Company Stock Account must be forfeited only after the Participant's Other Investments Account has been depleted. If interest in more than one class of Company Stock has been allocated to a Participant's Account, the Participant must be treated as forfeiting the same proportion of each such class.

          (c) The computation of a Participant's nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Article. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with a least three (3) Years of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

               (1)  the adoption date of the amendment,

               (2)  the effective date of the amendment, or

               (3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

          (d) Paragraph (b) above not withstanding, a Participant shall have a 100% Vested interest in his Participant's Accounts upon attainment of his Normal Retirement Date.

          (e) (1) If any Former Participant shall be reemployed by the Employer before a 1-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

               (2) If any Former Participant shall be reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received a distribution of his entire Vested interest prior to his reemployment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of 5 consecutive 1-Year Breaks in Service commencing after the distribution. In the event the Former Participant does repay the full amount distributed to him, the undistributed portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Anniversary Date or other valuation date preceding his termination.

          (3) If any Former Participant is reemployed after a 1-Year Break in Service has occurred, Years of Service shall include Years of Service prior to his 1-Year Break in Service subject to the following rules:

              (i) If a Former Participant has a 1-Year Break in Service, his pre-break and post-break service shall be used for computing Years of Service for eligibility and for vesting purposes only after he has been employed for one (1) Year of Service following the date of his reemployment with the Employer;

             (ii) Any Former Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer Contributions shall lose credits otherwise allowable under
          (i) above if his consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of his pre-break Years of Service;

            (iii) After five (5) consecutive 1-Year Breaks in Service, a Former Participant's Vested Account balance attributable to pre-break service shall not be increased as a result of post-break service;

             (iv) If a Former Participant who has not had his Years of Service before a 1-Year Break in Service disregarded pursuant to (ii) above completes one (1) Year of Service for eligibility purposes following his reemployment with the Employer, he shall participate in the Plan retroactively from his date of reemployment;

              (v) If a Former Participant who has not had his Years of Service before a 1-Year Break in Service disregarded pursuant to (ii) above completes one (1) Year of Service for eligibility purposes following his reemployment with the Employer (a 1-Year Break in Service previously occurred, but employment had not terminated), he shall participate in the Plan retroactively from his reemployment commencement date.

7.6 DISTRIBUTION OF BENEFITS

    (a) Except as provided in paragraph (c) below, payment of Participant's benefit hereunder shall be made as soon as administratively feasible after the Valuation Date coincident or next succeeding the date the Participant or his Beneficiary becomes entitled to a benefit pursuant to Sections VII.1, VII.2, VII.3, VII.4, or VII.5.

           (b) With respect to benefits that have accrued under the Plan prior to the date on which this amendment and restatement is approved by the Board of Directors of the Employer, the Administrator, pursuant to the election of the Participant (or if no election has been made prior to the Participant's death, by his Beneficiary), shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one or more of the following methods:

               (1)  One lump-sum payment;

               (2) Payments over a period certain in monthly, quarterly, semiannual, or annual installments. The period over which such payment is to be made shall not extend beyond the earlier of the Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary) or the limited distribution period provided for in Section VII.6.(c).

           With respect to benefits that accrue on or after the date on which this amendment and restatement is approved by the Board of Directors of the Employer, the Administrator shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one lump-sum payment.

           (c) Notwithstanding the above, the Administrator may, unless the Participant elects (with the consent of the Participant's spouse) in writing a longer distribution period, distribute to a Participant or his Beneficiary Company Stock in substantially equal monthly, quarterly, semiannual, or annual installments over a period not longer than five (5) years. In the case of a Participant with an account balance in the Plan in excess of $500,000, the five (5) year period shall be extended one (1) additional year (but not more than five (5) additional years) for each $100,000 or fraction thereof by which such balance exceeds $500,000. The dollar limits shall be adjusted at the same time and in the same manner as provided in Code Section 415(d). Notwithstanding the above, the Administrator may, unless Participant elects (with the consent of the Participant's spouse) a later distribution date, commence distribution of the Participant's Company Stock Account balance not later than one year after the close of the Plan Year (i) in which the Participant separates from service on account of Retirement, Total and Permanent Disability or death, or (ii) which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service; provided, however, any Company Stock allocated to a Participant's Company Stock Account purchased by means of an Exempt Loan, may not be distributed until after such Exempt Loan is repaid in full.

           (d) Any distribution to a Participant who has a benefit which exceeds, or has ever exceeded, $3,500 at the time of any prior distribution shall require such Participant's consent if such distribution commences prior to the later of his Normal Retirement Age or age 62. With regard to this required consent:

               (1) The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under
          Section VII.6.(h).

                (2) Notice of the rights specified under this paragraph shall be provided no less than 30 days and no more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit.

                (3) Written consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit.

                (4) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

          If the value of a Participant's benefit does not exceed $3,500 and has never exceeded $3,500 at the time of any prior distribution, the Administrator may direct the Trustee to cause the entire benefit to be paid to such Participant without regard to Participant's election or the consent of the spouse.

          (e) Notwithstanding anything herein to the contrary, cash dividends on shares of Company Stock allocated to Participants' Accounts may be paid to Participants or their Beneficiaries, as determined in the sole discretion of the Administrator, within 90 days after the close of the Plan Year in which the dividend is paid.

          (f) Except as limited by Sections VII.6 and VII.7, whenever the Trustee is to make a distribution or to commence a series of payments on or before an Anniversary Date, the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable, but in no event later than 180 days after the Anniversary Date. Except, however, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

                (1) the date on which the Participant attains the Normal Retirement Age specified herein,

                (2) the 10th anniversary of the year in which the Participant commenced participation in the Plan, or

                (3) the date the Participant terminates his service with the Employer.

          (g) Any part of a Participant's benefit which is retained in the Plan after the Anniversary Date on which his participation ends will continue to be treated as a Company Stock Account or as an Other Investments Account as provided in Article IV However, neither account will be credited with any further Employer Contributions or Forfeitures.

           (h) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder (including Regulation Section 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

               (1) A Participant's benefits shall be distributed to him not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a "five (5) percent owner" at any time during the five (5) Plan Year period ending in the calendar year in which he attains age 70 1/2 or, in the case of a Participant who becomes a "five (5) percent owner" during any subsequent Plan Year, clause (ii) shall no longer apply and the required beginning date shall be the April 1st of the calendar year following the calendar year in which such subsequent Plan Year ends. Alternatively, distributions to a Participant must begin no later than the applicable April 1st as determined under the preceding sentence and must be made over a period certain measured by the life expectancy of the Participant (or the life expectancies of the Participant and his designated Beneficiary) in accordance with Regulations. Notwithstanding the foregoing, clause (ii) above shall not apply to any Participant unless the Participant had attained age 70 1/2 before January 1, 1988 and was not a "five (5) percent owner" at any time during the Plan Year ending with or within the calendar year in which the Participant attained age 66 1/2 or any subsequent Plan Year.

               (2) Distributions to a Participant and his Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.

           (i) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse may, at the election of the Participant or the Participant's spouse, be redetermined in accordance with Regulations. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

     7.7  HOW PLAN BENEFITS WILL BE DISTRIBUTED

          (a) Distribution of a Participant's benefit may be made in cash or Company Stock or both, provided, however, that if a Participant or

     Beneficiary so demands, such benefit shall be distributed only in the form of Company Stock. Prior to making a distribution of benefits, the Administrator shall advise the Participant or his Beneficiary, in writing, of the right to demand that benefits be distributed solely in Company Stock. If the Participant or his Beneficiary fails to make such demand in writing within 90 days after receipt of such written notice, the Administrator shall direct the Trustee to make such distribution in such form as the Administrator, in his sole discretion, shall determine.

          Any distributions of cash hereunder shall be equal to Company Stock held in the Participant's Company Stock Account on the Anniversary Date subsequent to the event triggering a distribution, valued at the fair market price per share of Company Stock as determined in accordance with
     Article VI as of the Anniversary Date immediately prior to the distribution. For purposes of this Section, an "event triggering a distribution" shall include but not be limited to Retirement, death, disability, termination of service and the election to commence receiving benefits hereunder pursuant to Section VII.6.

          (b) If a Participant or Beneficiary demands that benefits be distributed solely in Company Stock, distribution of a Participant's benefit will be made entirely in whole shares or other units of Company Stock. Any balance in a Participant's Other Investments Account will be applied to acquire for distribution the maximum number of whole shares or other units of Company Stock at the then fair market value. Any fractional unit value unexpended will be distributed in cash. If Company Stock is not available for purchase by the Trustee, then the Trustee shall hold such balance until Company Stock is acquired and then make such distribution, subject to Section VII.6.

          (c) The Trustee will make distribution from the Trust only on instructions from the Administrator.

          (d) Notwithstanding anything contained herein to the contrary, if the Employer's charter or by-laws restrict ownership of substantially all shares of Company Stock to Employees and the Trust Fund, as described in Code Section 409(h)(2), the Administrator, in his sole discretion, may distribute a Participant's Account entirely in cash without granting the Participant the right to demand distribution in shares of Company Stock or distribute entirely in Company Stock subject to a requirement that such Company Stock may be resold to the Employer pursuant to Section VII.12.

          (e) Except as otherwise provided herein, Company Stock distributed by the Trustee may be restricted as to sale or transfer by the by-laws or articles of incorporation of the Employer, provided restrictions are appli cable to all Company Stock of the same class. If a Participant is required to offer the sale of his Company Stock to the Employer before offering to sell his Company Stock to a third party, in no event may the Employer pay a price less than that offered to the distributee by another potential buyer making a bona fide offer and in no event shall the Trustee pay a price less than the fair market value of the Company Stock.

           (f) Except as otherwise provided in this Article, a Participant is not entitled to any payment, withdrawal or distribution under the Plan during his participation. If any such partial distribution is made, the Participant's benefit when computed will be reduced by the amount of any such advance.

           (g) If Company Stock acquired with the proceeds of an Exempt Loan (described in Section V.4 hereof) is available for distribution and consists of more than one class, a Participant or his Beneficiary must receive substantially the same proportion of each such class.

           (h) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code
     Section 401(a)(9) and the Regulations thereunder. If it is determined, pursuant to Regulations, that the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section VII.6 as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Regulations, then his death benefit shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs.

          However, in the event that the Participant's spouse (determined as of the date of the Participant's death) is his Beneficiary, then in lieu of the preceding rules, distributions must be made over a period not extending beyond the life expectancy of the spouse and must commence on or before the
     later of:   December 31st of the calendar year immediately following the calendar year in which the Participant died; or December 31st of the calendar year in which the Participant would have attained 70 1/2. If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this section shall apply as if the spouse was the Participant.

          (i) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse may, at the election of the Participant or the Participant's spouse, be redetermined in accordance with Regulations. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

     7.8  DISTRIBUTION FOR MINOR BENEFICIARY

     In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

     7.9  LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

     In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the expiration of five (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored.

     7.10 RIGHT OF FIRST REFUSAL

          (a) If any Participant, his Beneficiary or any other person to whom shares of Company Stock are distributed from the Plan (the "Selling Participant") shall, at any time, desire to sell some or all of such shares (the "Offered Shares") to a third party (the "Third Party"), the Selling Participant shall give written notice of such desire to the Administrator and the Employer, which notice shall contain the number of shares offered for sale, the proposed terms of the sale and the names and addresses of both the Selling Participant and Third Party. Both the Trust Fund and the Employer shall each have the right of first refusal for a period of fourteen (14) days from the date the Selling Participant gives such written notice to the Employer and the Administrator (such fourteen (14) day period to run concurrently against the Trust Fund and the Employer) to acquire the Offered Shares. As between the Trust Fund and the Employer, the Trust Fund shall have priority to acquire the shares pursuant to the right of first refusal. The selling price and terms shall be the same as offered by the Third Party.

          (b) If the Trust Fund and the Employer do not exercise their right of first refusal within the required fourteen (14) day period provided above, the Selling Participant shall have the right, at any time following the expiration of such fourteen (14) day period, to dispose of the Offered Shares to the third Party' provided, however, that (i) no disposition shall be made to the Third Party on terms more favorable to the Third Party than those set forth in the written notice delivered by the Selling Participant above, and (ii) if such disposition shall not be made to a third party on the terms offered to the Employer and the Trust Fund, the offered Shares shall again be subject to the right of first refusal set forth above.

          (c) The closing pursuant to the exercise of the right of first refusal under Section VII.10.(a) above shall take place at such place agreed upon between the Administrator and the Selling Participant, but not later than ten (10) days after the Employer or the Trust Fund shall have notified the Selling Participant of the exercise of the right of first refusal. At such closing, the Selling Participant shall deliver certificates representing the Offered Shares duly endorsed in blank for transfer, or with stock powers attached duly executed in blank with all required transfer tax stamps attached or provided for, and the Employer or the Trust Fund shall deliver the purchase price, or an appropriate portion thereof, to the Selling Participant.

           (d) Except as provided in this Paragraph (d), no Company Stock acquired with the proceeds of an Exempt Loan complying with the requirements of Section V.4 hereof shall be subject to a right of first refusal. Company Stock, which is acquired with the proceeds of an Exempt Loan which is distributed to a Participant or Beneficiary shall be subject to the right of first refusal, provided for in Paragraph (a) of this Section only so long as the Company Stock is not publicly traded. The term "publicly traded" refers to a securities exchange registered under section 6 of the Securities Exchange Act of 1934 (15 U.S.C. 78f) or that is quoted on a system sponsored by a national securities association registered under
     Section 15A(b) of the Securities Exchange Act (15 U.S.C. 780). In addition, in the case of Company Stock which was acquired with the proceeds of a loan described in Section V.4, the selling price and other terms under the right must not be less favorable to the seller than the greater of the value of the security determined under Regulation 54.4975-11(d)(5), or the purchase price and other terms offered by a buyer (other than the Employer or the Trust Fund), making a good faith offer to purchase the security. The right of first refusal must lapse no later than fourteen (14) days after the security holder gives notice to the holder of the right that an offer by a third party to purchase the security has been made. The right of first refusal shall comply with the provisions of Paragraphs (a), (b) and (c) of this Section, except to the extent those provisions may conflict with the provisions of this paragraph.

     7.11 STOCK CERTIFICATE LEGEND

     Certificates for shares distributed pursuant to the Plan shall contain the following legend:

          "The shares represented by this certificate are transferable only upon compliance with the terms of the MAIL-WELL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST originally effective as of February 23, 1994, a copy of said Plan being on file in the office of the Company."

     7.12 PUT OPTION

          (a) If Company Stock which was not acquired with the proceeds of an Exempt Loan is distributed to a Participant and such Company Stock is not readily tradeable on an established securities market, a Participant has a right to require the Employer to repurchase the Company Stock distributed to such Participant under a fair valuation formula. Such Stock shall be subject to the provisions of Section VII.12.(c).

          (b) Company Stock which is acquired with the proceeds of an Exempt Loan and which is not publicly traded when distributed, or if it is subject to a trading limitation when distributed, must be subject to a put option.

     For purposes of this paragraph, a "trading limitation" on a Company Stock is a restriction under any Federal or State securities law or any regulation thereunder, or an agreement (not prohibited by Section VII.13) affecting the Company Stock which would make the Company Stock not as freely tradeable as stock not subject to such restriction.

           (c) The put option must be exercisable only by a Participant, by the Participant's donees, or by a person (including an estate or its distributee) to whom the Company Stock passes by reason of a Participant's death. (Under this paragraph Participant or Former Participant means a Participant or Former Participant and the beneficiaries of the Participant or Former Participant under the Plan.) The put option must permit a Participant to put the Company Stock to the Employer. Under no circumstances may the put option bind the Plan. However, it shall grant the Plan an option to assume the rights and obligations of the Employer at the time that the put option is exercised. If it is known at the time a loan is made that Federal or state law will be violated by the Employer's honoring such put option, the put option must permit the Company Stock to be put, in a manner consistent with such law, to a third party (e.g., an
                                                                     - -
     affiliate of the Employer or a shareholder other than the Plan) that has substantial net worth at the time the loan is made and whose net worth is reasonably expected to remain substantial.

          The put option shall commence as of the day following the date the Company Stock is distributed to the former Participant and end 60 days thereafter and if not exercised within such 60-day period, an additional 60-day option shall commence on the first day of the fifth month of the Plan Year next following the date the stock was distributed to the Former Participant (or such other 60-day period as provided in regulations promulgated by the Secretary of the Treasury). However, in the case of Company Stock that is publicly traded without restrictions when distributed but ceases to be so traded within either of the 60-day periods described herein after distribution, the Employer must notify each holder of such Company Stock in writing on or before the tenth day after the date the Company Stock ceases to be so traded that for the remainder of the applicable 60-day period the Company Stock is subject to the put option. The number of days between the tenth day and the date on which notice is actually given, if later than the tenth day, must be added to the duration of the put option. The notice must inform distributees of the terms of the put options that they are to hold. The terms must satisfy the requirements of this paragraph.

          The put option is exercised by the holder notifying the Employer in writing that the put option is being exercised; the notice shall state the name and address of the holder and the number of shares to be sold. The period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable Federal or state law. The price at which a put option must be exercisable is the value of the Company Stock determined in accordance with Section VI.2. Payment under the put option involving a "Total Distribution" shall be paid in substantially equal monthly, quarterly, semiannual or annual installments over a period certain beginning not later than thirty (30) days after the exercise of the put option and not extending beyond (5) years. The deferral of payment is reasonable if adequate security and a reasonable interest rate on the unpaid amounts are provided. The amount to be paid under the put option involving installment distributions must be paid not later than thirty (30) days after the exercise of the put option. Payment under a put option must not be restricted by the provisions of a loan or any other arrangement, including the terms of the employer's articles of incorporation, unless so required by applicable state law.

          For purposes of this Section, "Total Distribution" means a distribution to a Participant or Former Participant within one taxable year of the entire Vested Participant's Account.

          (d) An arrangement involving the Plan that creates a put option must not provide for the issuance of put options other than as provided under this Section. The Plan (and the Trust Fund) must not otherwise obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

     7.13 NONTERMINABLE PROTECTIONS AND RIGHTS

     No Company Stock, except as provided in Section VII.10.(d) and Section VII.12.(b), acquired with the proceeds of a loan described in Section V.4 hereof may be subject to a put, call, or other option, or buy-sell or similar arrangement when held by and when distributed from the Trust Fund, whether or not the Plan is then an ESOP. The protections and rights granted in this Section are nonterminable, and such protections and rights shall continue to exist under the terms of this Plan so long as any Company Stock acquired with the proceeds of a loan described in Section V.4 hereof is held by the Trust Fund or by a Participant or other person for whose benefit such protections and rights have been created, and neither the repayment of such loan nor the failure of the Plan to be an ESOP, nor an amendment of the Plan shall cause a termination of said protections and rights.

     7.14 LIMITATIONS ON BENEFITS AND DISTRIBUTIONS

     All rights and benefits, including elections, provided to a Participant in this plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not separated from service and has not reached the "earliest retirement age" under the Plan. For purposes of this Section, "alternate payee," "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code Section 414(p).

     7.15 PAYMENT OF DISTRIBUTION DIRECTLY TO ELIGIBLE RETIREMENT PLAN

          (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

           (b) For purposes of this Section the following definitions shall apply:

               (1) "Eligible Rollover Distribution": An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

               (2) "Eligible Retirement Plan": An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

               (3) "Distributee": A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

               (4) "Direct Rollover": A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                                   ARTICLE 8.
                                    TRUSTEE

     8.1  BASIC RESPONSIBILITIES OF THE TRUSTEE

     The Trustee shall have the following categories of responsibilities:

          (a) With respect to Company Stock, the Company Stock Account, or an Exempt Loan, except as directed solely by the Administrator,

               (1) the Trustee shall not sell, acquire or dispose of Company Stock or

               (2)  enter into any Exempt Loan.

          Upon direction of the Administrator, up to one hundred percent (100%) of the Trust Fund may be invested in Company Stock.

          (b) With respect to the Other Investments Account and Directed Investment Account, the Trustee shall invest such Participant's Accounts as directed by the Administrator.

          (c) At the direction of the Administrator, the Trustee shall pay benefits required under the Plan to be paid to Participants, or, in the event of their death, to their Beneficiaries.

          (d) The Trustee shall maintain records of receipts and disburse ments, and furnish to the Employer and/or Administrator for each Plan Year a written annual report according to Section 3.2 of the Trust Agreement.

          (e) If there shall be more than one Trustee, they shall act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.

     8.2  VOTING COMPANY STOCK

     The Trustee shall vote all Company Stock held by it as part of the Plan assets at such time and in such manner as the Administrator shall direct. Provided, however, that if any agreement entered into by the Trustee, upon the direction of the Administrator, provides for voting of any shares of Company Stock pledged as security for any obligation of the Plan, then such shares of Company Stock shall be voted in accordance with such agreement. If the Administrator fails or refuses to give the Trustee timely instructions as to how to vote any Company Stock held by the Trustee and which the Administrator otherwise has the right to vote, the Trustee shall not vote such Company Stock and shall consider the Administrator's failure or refusal to give timely instructions as an exercise of the Administrator's rights and a directive to the Trustee not to vote said Company Stock. The Trustee shall not vote Company Stock when a Participant or Beneficiary, pursuant to this Section, fails to exercise a right to vote Company Stock.

     Notwithstanding the foregoing, if the Employer has a registration-type class of securities, each Participant or Beneficiary shall be entitled, in lieu of the Administrator, to direct the Trustee as to the manner in which the Company Stock allocated to the Company Stock Account of such Participant or Beneficiary is to be voted. If the Employer does not have a registration-type class of securities, each Participant or Beneficiary in the Plan shall be entitled, in lieu of the Administrator, to direct the Trustee as to the manner in which voting rights on shares of Company Stock which are allocated to the Company Stock Account of such Participant or Beneficiary are to be exercised with respect to any corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as prescribed in Regulations. For purposes of this Section the term "registration-type class of securities" means (A) a class of securities required to be registered under
Section 12 of the Securities Exchange Act of 1934; and (B) a class of securities which would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of such Section 12.

     The Trustee shall notify each Participant or Beneficiary of each tender or exchange offer and utilize its best efforts to distribute or cause to be distributed to such Participant or Beneficiary in a timely manner all information received by the Trustee as a recordholder of shares of Company Stock in connection with any such tender or exchange offer. Each Participant or Beneficiary shall have the right from time to time with respect to the shares of Company stock allocated to his account, to instruct the Trustee in writing as to the manner in which to respond to any tender or exchange offer which shall be pending or which may be made in the future for all shares of Company Stock or any portion thereof. A Participant's or Beneficiary's instructions shall remain in force until superseded in writing by the Participant or Beneficiary. The Trustee shall tender or exchange such shares of Company Stock as and to the extent so instructed. Unless and until shares of Company Stock are tendered or exchanged, the individual instructions received by the Trustee from Participant or Beneficiaries shall be held in strict confidence by the Trustee and shall not be divulged or released to any person, including, but not limited to officers or Employees of the Employer, or of any other Participating Employer; provided, however, that the Trustee shall advise the Employer, at any time upon request, of the total number of shares not subject to instructions to tender or exchange. The Trustee shall not make recommendations to Participants or Beneficiaries on whether to instruct the Trustee to tender or exchange.

     The Trustee shall not vote, sell, convey or transfer any allocated shares of Company Stock for which no directions are timely received from Participants or Beneficiaries pursuant to the immediately preceding paragraph, and shares of Company Stock held by the Trustee which are not allocated to Participants' Company Stock Accounts shall be voted by the Trustee only in the manner directed by the Administrator.

                                  ARTICLE 9.
                      AMENDMENT, TERMINATIONS, AND MERGERS

     9.1  AMENDMENT

     The Employer shall have the right at any time to amend the Plan. However, no such amendment shall authorize or permit any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates; no such amendment shall cause any reduction in the amount credited to the account of any Participant or cause or permit any portion of the Trust Fund to revert to or become the property of the Employer; and no such amendment which affects the rights, duties or responsibilities of the Trustee and Administrator may be made without the Trustee's and Administrator's written consent. The Trustee shall not be required to execute any such amendment unless the Trust provisions contained herein are as part of the Plan and the amendment affects the duties of the Trustee hereunder.

     In addition, no such amendment shall have the effect of terminating the protections and rights set forth in Section VII.13, unless such termination shall then be permitted under the applicable provisions of the Code and Regulations; such a termination is currently expressly prohibited by Regulation 54.4975-11(a)(3)(ii).

     For the purposes of this Section, a Plan amendment which has the effect of
(1) eliminating or reducing an early retirement benefit or a retirement-type subsidy, (2) eliminating an optional form of benefit (as provided in Regulations) or (3) restricting, directly or indirectly, the benefit provided to any Participant prior to the amendment shall be treated as reducing the amount credited to the account of a Participant except that an amendment described in clause (2) above (other than an amendment having an effect described in clause
(1) above) shall not be treated as reducing the amount credited to the account of a Participant to the extent so provided in Regulations. Any Plan amendment which modifies distribution options in a nondiscriminatory manner shall not be treated as reducing the amount credited to the account of a Participant.

     9.2  TERMINATION

     The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. A complete discontinuance of the Employer Contributions to the Plan shall be deemed to constitute a termination. Upon any termination (full or partial) or complete discontinuance of contributions, all amounts credited to the affected Participants' Accounts shall become 100% Vested and shall not thereafter be subject to forfeiture and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof. Upon such termination of the Plan, the Employer, by written notice to the Trustee and Administrator, may direct either:

          (a) complete distribution of the assets in the Trust Fund to the Participants, in cash or in kind, in a manner consistent with the requirements of Sections VII.6 and VII.7; or

          (b) continuation of the Trust created by this agreement and the distribution of benefits at such time and in such manner as though the Plan had not been terminated.

     9.3  MERGER OR CONSOLIDATION

     This Plan may be merged or consolidated with, or its assets and/or liabilities maybe transferred to any other Plan and Trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation.

                                  ARTICLE 10.
                                 MISCELLANEOUS

     10.1 PARTICIPANT'S RIGHTS

     This Plan shall not be deemed to constitute a contract between the Employer and any participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

     10.2 ALIENATION

          (a) Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall be in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

          (b) This provision shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order", a Former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

     10.3 CONSTRUCTION OF PLAN

     This Plan shall be construed and enforced according to the Act and the laws of the State of Delaware, other than its laws respecting choice of law, to the extent not preempted by the Act.

     10.4 GENDER AND NUMBER

     Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

     10.5 LEGAL ACTION

     In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee or the Administrator may be a party, and such claim suit, or proceeding is resolved in favor of the Trustee or Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

     10.6 PROHIBITION AGAINST DIVERSION OF FUNDS

          (a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power or revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Retired Participants, or their Beneficiaries.

          (b) In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Section 403(c)(2)(A) of the Act, the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

     10.7 BONDING

     Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predeces sors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Section 412(a)(2) of the Act), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

     10.8 RECEIPT AND RELEASE FOR PAYMENTS

     Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.


     10.9  ACTION BY THE EMPLOYER

     Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

     10.10 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

     The "named Fiduciaries" of this Plan are the Employer and the Administrator. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section IV.1; and shall have the sole authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's "funding policy and method"; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan, including the acquisition, holding and/or disposition of Company Stock and the entering into any Exempt Loans. The Administrator shall also have the sole responsibility of management of the assets of the Other Investments Account and Directed Investment Account held under the Trust, except those assets in such accounts, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan.

     10.11 HEADINGS

     The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

     10.12 APPROVAL BY INTERNAL REVENUE SERVICE

           (a) Notwithstanding anything herein to the contrary, contributions to this Plan are conditioned upon the initial qualification of the Plan under Code Section 401. If the Plan receives an adverse determination with respect to its initial qualification, then the Plan may return such contributions to the Employer within one year after such determination, provided the application for the determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

           (b) Notwithstanding any provisions to the contrary, except Sections
     III.6 and IV.3.(d), any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the disallowance of the deduction, demand repayment of such disallowed contribution and the trustee shall return such contribution within one (1) year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

     10.13 UNIFORMITY

     All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.

     10.14 SECURITIES AND EXCHANGE COMMISSION APPROVAL

     The Company may request an interpretative letter from the Securities and Exchange Commission stating that the transfer of Company Stock contemplated hereunder does not involve transactions requiring a registration of such Company Stock under the Securities Act of 1933. In the event that a favorable interpretative letter is not obtained, the Employer reserves the right to amend the Plan and Trust retroactively to their Effective Dates in order to obtain a favorable interpretative letter or to terminate the Plan.

      10.15 INDEMNIFICATION

      Neither the Employer, any of its officers or directors, nor the Administrator shall be personally liable for any action or inaction with respect to any duty or responsibility imposed upon such person by the terms of the Plan, unless such action or inaction is judicially determined to be a breach of that person's fiduciary responsibility with respect to the Plan under any applicable law. The Employer may indemnify or purchase insurance to underwrite indemnity for the Administrator and/or the Employer's board of directors against any personal liability or expense except for their own gross negligence.

      10.16 CONTROLLING LAW

      All legal questions pertaining to the Plan, all construction and all Regulations shall be determined in accordance with the laws of the State of Delaware and the United States. All contributions shall be deemed to have been made under such laws. Notwithstanding anything in this Agreement to the contrary, the effective dates provided for herein for the application of any Code Section to this Plan shall be extended in accordance with any act of Congress or any effective Regulation, Ruling or other measure of like import.

                                  ARTICLE 11.
                            PARTICIPATING EMPLOYERS

      11.1  ADOPTION BY OTHER EMPLOYERS

      Notwithstanding anything herein to the contrary, with the consent of the Employer and Trustee, any other corporation or entity, whether an affiliate or subsidiary or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

     11.2 REQUIREMENTS OF PARTICIPATING EMPLOYERS

          (a) Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

          (b) The Trustee, unless directed otherwise by the Administrator, shall commingle and hold as one Trust Fund all contributions made by Participating Employers.

          (c) The transfer of any Participant from or to an Employer participating in this Plan, whether he be an Employee of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan, and all amounts credited to such Participant's Account as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

          (d) All rights and values forfeited by termination of employment shall inure only to the benefit of the Employee-Participants of the Partici pating Employer by which the forfeiting Participant was employed, except if the Forfeiture is for an Employee whose Employer is a member of an affiliated or controlled group, then said Forfeiture shall be allocated, based on Compensation to all Participant Accounts of Participating Employers who are members of the affiliated or controlled group. Should an Employee of one ("First") Employer be transferred to an associated ("Second") Employer (the Employer, an affiliate or subsidiary), such transfer shall not cause his Account balance (generated while an Employee of "First" Employer) in any manner or by any amount to be forfeited. Such Employee's Participant Account balance for all purposes of the Plan, including length of service, shall be considered as though he had always been employed by the "Second" Employer and as such had received contributions, forfeitures, earnings of losses, and appreciation or depreciation in value of assets totaling amount so transferred.

          (e) Any expenses of the Trust which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

     11.3 DESIGNATION OF AGENT

     Each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

     11.4 EMPLOYEE TRANSFERS

     It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

     11.5 PARTICIPATING EMPLOYER'S CONTRIBUTION

     Any contribution or Forfeiture subject to allocation during each Plan Year shall be allocated among all Participants of all Participating Employers in accordance with the provisions of this Plan. On the basis of the information furnished by the Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Employer shall immediately notify the Trustee thereof.

     11.6 AMENDMENT

     Amendment of this Plan by the Employer at any time when there shall be a Participating Employer hereunder shall only be by the written action of each and every Participating Employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

     11.7 DISCONTINUANCE OF PARTICIPATION

     Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Trust Fund assets allocable to the Participants of such Participating Employer or to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees. If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of Article VII hereof. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

     11.8 ADMINISTRATOR'S AUTHORITY

     The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

     11.9 PARTICIPATING EMPLOYER CONTRIBUTION FOR AFFILIATE

     If any Participating Employer is prevented in whole or in part from making a contribution to the Trust Fund which it would otherwise have made under the Plan by reason of having no current or accumulated earnings or profits, or because such earnings or profits are less than the contribution which it would otherwise have made, then, pursuant to Code Section 404(a)(3)(B), so much of the contribution which such Participating Employer was so prevented from making may be made, for the benefit of the participating employees of such Participating Employer, by the other Participating Employers who are members of the same affiliated group within the meaning of Code Section 1504 to the extent of their current or accumulated earnings or profits, except that such contribution by each such other Participating Employer shall be limited to the proportion of its total current and accumulated earnings or profits remaining after adjustment for its contribution to the Plan made without regard to this paragraph which the total prevented contribution bears to the total current and accumulated earnings or profits of all the Participating Employers remaining after adjustment for all contributions made to the Plan without regard to this paragraph.

     A Participating Employer on behalf of whose employees a contribution is made under this paragraph shall not reimburse the contributing Participating Employers.

     This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

                                  ARTICLE 12.
                                TOP-HEAVY STATUS

     12.1 ARTICLE CONTROLS

     Any Plan provisions to the contrary notwithstanding, the provisions of this Article shall control to the extent required to cause the Plan to comply with the requirements imposed under Code Section 416.

     12.2 DEFINITIONS

     For purposes of this Article, the following terms and phrases shall have these respective meanings:

          (a)  Account Balance:  As of any Valuation Date, the aggregate amount
               ---------------
     credited to an individual's account or accounts under a qualified defined contribution plan maintained by the Employer or an Affiliated Employer (excluding employee contributions which were deductible within the meaning of section 219 of the Code and rollover or transfer contributions made after December 31, 1983 by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Employer or an Affiliated Employer), increased by (1) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and (2) the amount of any contributions due as of the Determination Date immediately following such Valuation Date.

          (b)  Accrued Benefit:  As of any Valuation Date, the present value
               ---------------
     (computed on the basis of the Assumptions) of the cumulative accrued benefit (excluding the portion thereof which is attributable to employee contributions which were deductible pursuant to section 219 of the Code, to rollover or transfer contributions made after December 31, 1983 by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Employer or an Affiliated Employer, to proportional subsidies or to ancillary benefits) of an individual under a qualified defined benefit plan maintained by the Employer or an Affiliated Employer increased by (1) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and (2) the estimated benefit accrued by such individual between such Valuation Date and the Determination Date immediately following such Valuation Date. Solely for the purpose of determining top-heavy status, the Accrued Benefit of an individual shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all qualified defined benefit plans maintained by the Employer or an Affiliated Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under section 411(b)(1)(C) of the Code.

          (c)  Aggregation Group:  The group of qualified plans maintained by
               -----------------
     the Employer and each Affiliated Employer consisting of (1) each plan in which a Key Employee participates and each other plan which enables a plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, or (2) each plan in which a Key Employee participates, each other plan which enables a plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410 and any other plan which the Employer elects to include as a part of such group; provided, however, that the Employer may not elect to include a plan in such group if its inclusion would cause the group to fail to meet the requirements of Code Sections 401(a)(4) or 410.

          (d)  Assumptions:  The interest rate and mortality assumptions
               -----------
     specified for top-heavy status determination purposes in any defined benefit plan included in the Aggregation Group including the Plan.

          (e)  Determination Date:  For the first Plan Year of any plan, the
               ------------------
     last day of such Plan Year and for each subsequent Plan Year of such plan, the last day of the preceding Plan Year.

          (f)  Key Employee:  A "key employee" as defined in section 416(i) of
               ------------
     the Code and the Treasury Regulations thereunder.

          (g)  Plan Year:  With respect to any plan, the annual accounting
               ---------
     period used by such plan for annual reporting purposes.

          (h)  Remuneration:  Compensation within the meaning of section
               ------------
     415(c)(3) of the Code, as limited by section 401(a)(17) of the Code for Plan Years beginning after December 31, 1988.

          (i)  Valuation Date:  With respect to any Plan Year of any defined
               --------------
     contribution plan, the most recent date within the twelve-month period ending on a Determination Date as of which the trust fund established under such plan was valued and the net income (or loss) thereof allocated to participants' accounts. With respect to any Plan Year of any defined benefit plan, the most recent date within a twelve-month period ending on a Determination Date as of which the plan assets were valued for purposes of computing plan costs for purposes of the requirements imposed under section 412 of the Code.

     12.3 TOP-HEAVY STATUS

          (a) The Plan shall be deemed to be top-heavy for a Plan Year, if, as of the Determination Date for such Plan Year, (1) the sum of Account Balances of Participants who are Key Employees exceeds 60% of the sum of Account Balances of all Participants unless an Aggregation Group including the Plan is not top-heavy or (2) an Aggregation Group including the Plan is top-heavy. An Aggregation Group shall be deemed to be top-heavy as of a Determination Date if the sum (computed in accordance with section 416(g)(2)(B) of the Code and the Treasury Regulations promulgated thereunder) of (1) the Account Balances of Key Employees under all defined contribution plans included in the Aggregation Group and (2) the Accrued Benefits of Key Employees under all defined benefit plans included in the Aggregation Group exceeds 60% of the sum of the Account Balances and the Accrued Benefits of all individuals under such plans. Notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who are not Key Employees in any Plan Year but who were Key Employees in any prior Plan Year shall not be considered in determining the top-heavy status of the Plan for such Plan Year. Further, notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who have not performed services for the Employer at any time during the five-year period ending on the applicable Determination Date shall not be considered.

     12.4 TERMINATION OF TOP-HEAVY STATUS

     If the Plan has been deemed to be top-heavy for one or more Plan Years and thereafter ceases to be top-heavy, the provisions of this Article shall cease to apply to the Plan effective as of the Determination Date on which it is determined to no longer be top-heavy.

     12.5 EFFECT OF ARTICLE

     Notwithstanding anything contained herein to the contrary, the provisions of this Article shall automatically become inoperative and of no effect to the extent not required by the Code or the Act.

     IN WITNESS WHEREOF, this Plan has been executed this ______ day of _________________, 1995 effective as of the day and year first above written.

                              "EMPLOYER"

                              MAIL-WELL CORPORATION



                              By:        __________________________________

                              Name:
                                         __________________________________

                              Title:
                                         __________________________________

ATTEST:______________________


                             EXECUTION PAGE TO THE
                             MAIL-WELL CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN

                  FIRST AMENDMENT TO THE MAIL-WELL CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN
                Amended and Restated, Effective January 1, 1995

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Mail-Well I Corporation (the "Employer") maintains the Mail-Well Corporation Employee Stock Ownership Plan (the "Plan"); and

     WHEREAS, the Employer, pursuant to Section 9.1 of the Plan, has the right to amend the Plan from time to time subject to certain limitations.

     NOW, THEREFORE, in order to make various revisions desired by the Employer, some of which are to conform the language of the Plan to the intent of the Employer at the time the Plan was implemented and to the manner in which the Plan has been administered since its inception, the Plan is hereby amended in the following manner:

a. In accordance with the change in the Employer's name from Mail-Well Corporation to Mail-Well I Corporation, the Plan is renamed the Mail-Well I Corporation Employee Stock Ownership Plan, and any and all references in the Plan to "Mail-Well Corporation" or "Employer" are references to Mail-Well I Corporation.

b. Effective as of the date this Amendment is executed, Section 1.11 is hereby amended in its entirety to read as follows:

          1.11  "Compensation" with respect to any Participant means such
                 ------------
     Participant's "415 Compensation" paid during a Plan Year. The amount of Compensation with respect to any Participant shall include Compensation for the entire twelve month period ending on the last day of such Plan Year, except that Compensation shall be recognized only for that portion of the Plan Year during which an Employee was a Participant in the Plan. Amounts contributed pursuant to a salary reduction agreement that are not includable in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h), 403(b) or 457, and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions shall also be considered as Compensation. Compensation shall not include tuition assistance, special awards or any amounts received or to be received under the Mail-Well Corporation Profit Sharing Plan. With respect to an Employee who is a sales representative, Compensation shall mean 100% of such Employee's prior year earnings (including only draw and commissions). Notwithstanding the foregoing, with respect to an Employee who is a sales representative and who becomes a Participant on July 1 of a Plan Year, Compensation shall mean six-twelfths (6/12) of 100% of such Employee's prior year earnings (including only draw and commissions).

          In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Employee taken into account under the Plan shall not exceed the "OBRA '93 Annual Compensation Limit." The "OBRA '93 Annual Compensation Limit" is $150,000, as adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined ("Determination Period") beginning in such calendar year. If a Determination Period consists of fewer than 12 months, the "OBRA '93 Annual Compensation Limit" will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is 12.

          Any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the "OBRA '93 Annual Compensation Limit" set forth in this Section.

          If Compensation for any prior Determination Period is taken into account in determining a Participant's benefits accruing in the current Plan Year, the Compensation for that prior Determination Period is subject to the "OBRA '93 Annual Compensation Limit" in effect for that prior Determination Period. For this purpose, for Determination Periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the "OBRA '93 Annual Compensation Limit" is $150,000.

c. Effective as of the date this Amendment is executed, Section 4.3(h) is hereby amended in its entirety to read as follows:

               (h) As of each Anniversary Date any amounts which became Forfeitures since the last Anniversary Date shall first be made available to reinstate previously forfeited account balances of Former Participants, if any. The remaining Forfeitures, if any, shall be allocated among the Participants' Accounts in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for the year. In the event the allocation of Forfeitures provided herein shall cause the "annual addition" (as defined in Section 4.4) to any Participant's Account to exceed the amount allowable by the Code, the excess shall be reallocated in accordance with Section 4.5. However, a Participant who performs less than a Year of Service during any Plan Year or is not an Employee on the last day of the Plan Year shall not share in the Plan Forfeitures for that year, unless required pursuant to
          Section 4.3(i).

d. Effective as of the date this Amendment is executed, Section 7.7(a) is hereby amended in its entirety to read as follows:

               (a) Distribution of a Participant's benefit may be made in cash or Company Stock or both, provided, however, that if a Participant or Beneficiary so demands, such benefit shall be distributed only in the form of Company Stock. Prior to making a distribution of benefits, the Administrator shall advise the Participant or his Beneficiary, in writing, of the right to demand that benefits be distributed solely in Company Stock. If the Participant or his Beneficiary fails to make such demand in writing within 90 days after receipt of such written notice, the Administrator shall direct the Trustee to make such distribution in such form as the Administrator, in his sole discretion, shall determine.

               Any distributions of cash hereunder shall be equal to Company Stock held in the Participant's Company Stock Account on the Anniversary Date subsequent to the event triggering a distribution, valued at the fair market price per share of Company Stock as determined in accordance with Article 6. For purposes of this Section, an "event triggering a distribution" shall include but not be limited to Retirement, death, disability, termination of service and the election to commence receiving benefits hereunder pursuant to
          Section 7.6.

e. Effective as of the date this Amendment is executed, Section 9.1 is hereby amended in its entirety to read as follows:

          9.1  AMENDMENT

          The Employer shall have the right at any time to amend the Plan. However, no such amendment shall authorize or permit any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates; and no such amendment shall cause any reduction in the amount credited to the account of any Participant or cause or permit any portion of the Trust Fund to revert to or become the property of the Employer. The Trustee shall not be required to execute any such amendment unless the Trust provisions contained herein are as part of the Plan and the amendment affects the duties of the Trustee hereunder.

          In addition, no such amendment shall have the effect of terminating the protections and rights set forth in Section 7.13, unless such termination shall then be permitted under the applicable provisions of the Code and Regulations; such a termination is currently expressly prohibited by Regulation 54.4975-11(a)(3)(ii).

          For the purposes of this Section, a Plan amendment which has the effect of (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy, (2) eliminating an optional form of benefit (as provided in Regulations) or (3) restricting, directly or indirectly, the benefit provided to any Participant prior to the amendment shall be treated as reducing the amount credited to the account of a Participant except that an amendment described in clause (2) above (other than an amendment having an effect described in clause (1) above) shall not be treated as reducing the amount credited to the account of a Participant to the extent so provided in Regulations. Any Plan amendment which modifies distribution options in a nondiscriminatory manner shall not be treated as reducing the amount credited to the account of a Participant.

f. Effective as of the date this Amendment is executed, Section 11.1 is hereby amended in its entirety to read as follows:

          11.1 ADOPTION BY OTHER EMPLOYERS

          Notwithstanding anything herein to the contrary, with the consent of the Employer, any other corporation or entity, whether an affiliate or subsidiary or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

g. Effective as of the date this Amendment is executed, Section 11.6 is hereby amended in its entirety to read as follows:

          11.6 AMENDMENT

          Amendment of this Plan by the Employer at any time when there shall be a Participating Employer hereunder shall not require the written action of each and every Participating Employer. Amendment of this Plan shall be made with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

     IN WITNESS WHEREOF, the Employer has executed this First Amendment to the Mail-Well Corporation Employee Stock Ownership Plan on this ___________ day of ______________________________________, 1996.

                              MAIL-WELL I CORPORATION

                              By:
                                    _______________________________

                              Name:
                                    _______________________________

                              Title:
                                     ______________________________

CONSENTED TO:

BANK ONE, TEXAS, N.A.
Trustee


By: ___________________________

                                     - 3 -